Exhibit 10.1







                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER


                                   DATED AS OF

                                  JUNE 27, 2005



                                       BY

                                       AND

                                      AMONG



                         FIRST MONTAUK FINANCIAL CORP.,
                              OLY ACQUISITION CORP.
                                       AND
                      OLYMPIC CASCADE FINANCIAL CORPORATION





                                                        Table of Contents

                                                                                                               Page




ARTICLE 1
CERTAIN DEFINITIONS...............................................................................................2
   Section 1.1  Certain Definitions...............................................................................8

ARTICLE 1A
TERMINATION OF ORIGINAL AGREEMENT.................................................................................8

ARTICLE 2
THE MERGER........................................................................................................8
   Section 2.1      The Merger....................................................................................8
   Section 2.2      Conversion of Shares, Preferred Stock and Merger Consideration................................9
   Section 2.3      Surrender and Payment........................................................................10
   Section 2.4      Stock Options, Restricted Stock and Warrants.................................................11
   Section 2.5      Adjustments..................................................................................12
   Section 2.6      Fractional Shares............................................................................13
   Section 2.7      Withholding Rights...........................................................................13
   Section 2.8      Lost Certificates............................................................................13
   Section 2.9      Shares Held by OLYMPIC Affiliates............................................................13
   Section 2.10     FMFK Appraisal Rights........................................................................13
   Section 2.11     OLYMPIC Appraisal Rights.....................................................................14

ARTICLE 3
THE SURVIVING CORPORATION........................................................................................14
   Section 3.1      Certificate of Incorporation of the Surviving Corporation....................................14
   Section 3.2      Directors of the Surviving Corporation.......................................................15
   Section 3.3      Officers of the Surviving Corporation........................................................15

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF FMFK...........................................................................15
   Section 4.1      Organization and Qualification...............................................................15
   Section 4.2      Capitalization...............................................................................16
   Section 4.3      Authority....................................................................................17
   Section 4.4      Governmental Authorization...................................................................18
   Section 4.5      Non-Contravention............................................................................18
   Section 4.6      Board Recommendation; State Takeover Statutes................................................19
   Section 4.7      FMFK Subsidiaries............................................................................19
   Section 4.8      SEC Filings..................................................................................19
   Section 4.9      Disclosure Documents.........................................................................20
   Section 4.10     Absence of Certain Changes...................................................................20
   Section 4.11     No Undisclosed Material Liabilities..........................................................21
   Section 4.12     Litigation...................................................................................22
   Section 4.13     Taxes........................................................................................22
   Section 4.14     Employees and Employee Benefit Plans.........................................................24
   Section 4.15     Compliance with Law..........................................................................25
   Section 4.16     Contracts....................................................................................27
   Section 4.17     Finders' or Advisors' Fees...................................................................27
   Section 4.18     Environmental Matters........................................................................27
   Section 4.19     Labor Matters................................................................................28
   Section 4.20     Real Property................................................................................28
   Section 4.21     Proprietary Rights...........................................................................29
   Section 4.22     Insurance....................................................................................30
   Section 4.23     Opinion of Financial Advisor.................................................................30
   Section 4.24     Transactions with Affiliates.................................................................30
   Section 4.25     Interests in Other Entities..................................................................30
   Section 4.26     Officer and Director Information.............................................................30
   Section 4.27     Trading with the Enemy Act; Patriot Act......................................................31
   Section 4.28     FMFK Insurance Subsidiaries..................................................................32
   Section 4.29     Information as to FMFK; Limitation of Use and Reliance by other Persons......................32

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF OLYMPIC........................................................................33
   Section 5.1      Organization and Qualification...............................................................33
   Section 5.2      Capitalization...............................................................................33
   Section 5.3      Authority....................................................................................34
   Section 5.4      Governmental Authorization...................................................................35
   Section 5.5      Non-Contravention............................................................................35



                                                                     i


   Section 5.6      Board Recommendation.........................................................................35
   Section 5.7      OLYMPIC Subsidiaries.........................................................................35
   Section 5.8      SEC Filings..................................................................................36
   Section 5.9      Disclosure Documents.........................................................................36
   Section 5.10     Absence of Certain Changes...................................................................37
   Section 5.11     No Undisclosed Material Liabilities..........................................................38
   Section 5.12     Litigation...................................................................................38
   Section 5.13     Taxes........................................................................................38
   Section 5.14     Employees and Employee Benefit Plans.........................................................40
   Section 5.15     Compliance with Law..........................................................................41
   Section 5.16     Contracts....................................................................................42
   Section 5.17     Finders' or Advisors' Fees...................................................................42
   Section 5.18     Environmental Matters........................................................................42
   Section 5.19     Labor Matters................................................................................43
   Section 5.20     Real Property................................................................................44
   Section 5.21     Proprietary Rights...........................................................................44
   Section 5.22     Insurance....................................................................................45
   Section 5.23     Opinion of Financial Advisor.................................................................45
   Section 5.24     Interests in Other Entities..................................................................45
   Section 5.25     Officer and Director Information.............................................................45
   Section 5.26     Trading with the Enemy Act; Patriot Act......................................................47
   Section 5.27     Information as to OLYMPIC; Limitation of Use and Reliance
                    by other Persons.............................................................................47

ARTICLE 6
COVENANTS RELATING TO CONDUCT OF BUSINESS........................................................................47
   Section 6.1      Conduct of Businesss.........................................................................47
   Section 6.2      Other FMFK Acquisition Proposals.............................................................51
   Section 6.3      Other OLYMPIC Acquisition Proposals..........................................................53
   Section 6.4      Consents of OLYMPIC's and FMFK's Accountants.................................................54
   Section 6.5      Notification of Certain Matters..............................................................54
   Section 6.6      SEC Filings..................................................................................54

ARTICLE 7
ADDITIONAL COVENANTS OF OLYMPIC AND FMFK.........................................................................55
   Section 7.1      Preparation of Proxy Statement; Stockholders Meetings........................................55
   Section 7.2      Intentionally Omitted........................................................................58
   Section 7.3      Access to Information........................................................................58
   Section 7.4      Reasonable Commercial Efforts................................................................58
   Section 7.5      Public Announcements.........................................................................60
   Section 7.6      Notification of Certain Matters..............................................................60
   Section 7.7      Expenses.....................................................................................60
   Section 7.8      Affiliates...................................................................................60
   Section 7.9      OTC Listing..................................................................................61
   Section 7.10     Indemnification..............................................................................61
   Section 7.11     Registration Rights..........................................................................61
ARTICLE 8
CONDITIONS TO THE MERGER.........................................................................................62
   Section 8.1      Conditions to the Obligations of Each Party..................................................62
   Section 8.2      Conditions to the Obligations of OLYMPIC.....................................................63
   Section 8.3      Conditions to the Obligations of FMFK and MERGER SUB.........................................64

ARTICLE 9
TERMINATION......................................................................................................65
   Section 9.1      Termination..................................................................................65
   Section 9.2      Termination by OLYMPIC.......................................................................66
   Section 9.3      Termination by FMFK..........................................................................66
   Section 9.4      Procedure for Termination....................................................................67
   Section 9.5      Effect of Termination........................................................................67

ARTICLE 10
MISCELLANEOUS....................................................................................................68
   Section 10.1     Notices......................................................................................68
   Section 10.2     Non-Survival of Representations and Warranties...............................................69
   Section 10.3     Amendments; No Waivers.......................................................................69
   Section 10.4     Successors and Assigns.......................................................................69
   Section 10.5     Governing Law................................................................................69
   Section 10.6     Jurisdiction.................................................................................69
   Section 10.7     Waiver of Jury Trial.........................................................................70
   Section 10.8     Counterparts; Effectiveness..................................................................70
   Section 10.9     Entire Agreement.............................................................................70
   Section 10.10    Captions.....................................................................................70
   Section 10.11    Severability.................................................................................70

EXHIBITS

   Exhibit A-1  FMFK Stockholder Voting Agreement
   Exhibit A-2  OLYMPIC Stockholder Voting Agreement
   Exhibit B Affiliate Agreement
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                                                                      ii

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of June 27, 2005 (the "Agreement"), by and among FIRST MONTAUK FINANCIAL CORP., a New Jersey corporation ( "FMFK"), OLYMPIC CASCADE FINANCIAL CORPORATION, a Delaware corporation ("OLYMPIC"), and FMFC ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of OLYMPIC ("OLD SUB") and OLY Acquisition Corp. a Delaware corporation and wholly owned subsidiary of FMFK ("Merger Sub"). FMFK, OLYMPIC, OLD SUB and Merger Sub are sometimes referred to individually as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:

         WHEREAS, FMFK, OLYMPIC and OLD SUB are parties to an Agreement and Plan of Merger dated as of February 10, 2005 ("Original Agreement") pursuant to which, among other things, FMFK was to be acquired, through a merger with OLD SUB, by OLYMPIC and would have become a wholly-owned subsidiary of OLYMPIC, and the holders of the capital stock of FMFK would have received shares of capital stock of OLYMPIC in exchange for their shares of capital stock of FMFK.

         WHEREAS, FMFK, OLYMPIC and OLD SUB have determined it to be in their best interests to amend and restate the terms of the Original Agreement to, among other things, (i) provide that OLYMPIC will become a wholly-owned subsidiary of FMFK through a merger (the "Merger") with MERGER SUB and (ii) the holders of the outstanding capital stock of OLYMPIC shall receive capital stock in FMFK in exchange for their capital stock in OLYMPIC, upon the terms herein described, and in order to effectuate the foregoing changes, FMFK, OLYMPIC and OLD SUB have agreed to amend and restate the Original Agreement, with the intended effect of terminating the Original Agreement.

         WHEREAS, the respective Boards of Directors of OLYMPIC, MERGER SUB and FMFK have approved this Agreement, and deem it advisable and in the best interests of each corporation and its respective stockholders to consummate the merger of MERGER SUB with and into OLYMPIC upon the terms and subject to the conditions of this Agreement, resulting in OLYMPIC surviving the merger and becoming a wholly-owned subsidiary of FMFK; and

         WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of common stock of OLYMPIC shall be converted into the right to receive shares of voting common stock of FMFK, all of the issued and outstanding shares of preferred stock of OLYMPIC shall be converted into the right to receive shares of preferred stock of FMFK and all outstanding options and warrants to purchase shares of common stock of OLYMPIC which are not exercised prior to the Merger shall be assumed by FMFK; and

         WHEREAS, as a condition to this Agreement, the Parties have required, as a condition to their respective willingness to enter into this Agreement, that certain shareholders of the FMFK (including, without limitation, shareholders holding FMFK Series B Preferred Stock (as hereinafter defined)) and certain shareholders of OLYMPIC, and all directors of each of FMFK and OLYMPIC enter into a Stockholder Voting and Support Agreement (the "FMFK Stockholder Voting Agreement") with OYLMPIC, and a Stockholder Voting and Support Agreement (the "OLYMPIC Stockholder Voting Agreement") with FMFK, respectively, substantially in the forms attached hereto as Exhibits A-1 and A-2, concurrently with the execution and delivery of this Agreement; and

         WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and be accounted for as a purchase transaction; and

         WHEREAS, each of the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

         "Agreeing Party" has the meaning assigned in Section 6.1.

         "Agreement" has the meaning assigned in the Preamble.

         "Approvals" has the meaning assigned in Section 8.1(c).

         "Certificates" has the meaning assigned in Section 2.3(a).

         "Change in FMFK Recommendation" has the meaning assigned in Section 7.1(b).

         "Change in the OLYMPIC Recommendation" has the meaning assigned in
Section 7.1(c).

         "Closing" has the meaning assigned in Section 2.1(d).

         "Closing Date" has the meaning assigned in Section 2.1(d).

         "COBRA" has the meaning assigned in Section 4.14(f).

         "Code" has the meaning assigned in the Preamble.

         "FMFK" has the meaning assigned in the Preamble.

         "FMFK Acquisition Proposal" shall have the meaning assigned in Section 6.3.

          "FMFK Agreements" has the meaning assigned in Section 4.7.

         "FMFK Balance Sheet" means the unaudited consolidated balance sheet of FMFK as of March 31, 2005.

         "FMFK Balance Sheet Date" means March 31, 2005.

          "FMFK Common Share" has the meaning assigned in Section 2.2(a)(ii).

         "FMFK Common Stock" has the meaning assigned in Section 4.2.

         "FMFK Convertible Debt" has the meaning assigned in Section 4.2.

         "FMFK Debentures" shall mean FMFK's 6% Convertible Debentures issued pursuant to FMFK's private placement memoranda dated September 30, 2002 and July 30, 2003.

         "FMFK Disclosure Schedule" has the meaning assigned in the introductory clause to Article 4.

         "FMFK Employment Agreements" has the meaning assigned in Section
4.14(a).

         "FMFK Expenses" has the meaning assigned in Section 9.5.

         "FMFK Fairness Opinion" has the meaning assigned in Section 4.23.

         "FMFK Financial Statements" shall mean the audited consolidated financial statements and unaudited consolidated interim financial statements of FMFK.

         "FMFK Insurance Subsidiaries" shall mean Montauk Insurance Services, Inc., Montauk Insurance Services, Inc. of Alabama and Montauk Insurance Services, Inc.

         "FMFK Intellectual Property" has the meaning assigned in Section 4.21.

         "FMFK Licenses" has the meaning assigned in Section 4.21.

         "FMFK Permits" has the meaning assigned in Section 4.15(a).

         "FMFK Preferred Stock" shall mean FMFK Series A Preferred Stock and FMFK Series B Preferred Stock as more fully described in Section 4.2.

         "FMFK Recommendation" has the meaning assigned in Section 7.1(b).

         "FMFK Record Date" shall mean the date of record set by the Board of Directors of FMFK for the determination of whether a holder of FMFK Common Stock is entitled to vote at FMFK Stockholders Meeting.

         "FMFK Returns" has the meaning assigned in Section 4.11(b).

         "FMFK SEC Documents" has the meaning assigned in Section 4.8.

         "FMFK Securities" has the meaning assigned in Section 4.1.

         "FMFK Stock Options" has the meaning assigned in Section 2.4(a).

         "FMFK Stock Plans" has the meaning assigned in Section 2.4(a).

         "FMFK Stockholder Approval" has the meaning assigned in Section 4.1.

         "FMFK Stockholders Meeting" has the meaning assigned in Section 4.1.

         "FMFK Trade Secrets" has the meaning assigned in Section 4.21.

         "FMFK Triggering Event" has the meaning assigned in Section 9.2.

         "FMFK Warrants" has the meaning assigned in Section 4.2.

         "Form S-4" has the meaning assigned in Section 4.7(a).

          "GAAP" shall mean generally accepted accounting principles consistently applied.

         "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, or (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law.

         "Indemnified Parties" has the meaning assigned in Section 7.10(a).

         "IRS" means the Internal Revenue Service.

         "Joint Proxy Statement/Prospectus" has the meaning assigned in Section 4.9(a).

         "Knowledge" with respect to the "Knowledge" of a party means that such party will be deemed to have "Knowledge" of a particular fact or matter if any individual who is serving as a director or officer of such party or any of its Subsidiaries, has actual knowledge of such fact or matter, after due and diligent inquiry.

         "Lien" has the meaning assigned in Section 4.5.

         "Material Adverse Effect" means any change, violation, inaccuracy, circumstance or effect that is materially adverse to the business, properties, assets (including intangible assets), liabilities, capitalization, results of operations or financial condition of either party and its Subsidiaries, taken as a whole, as the case may be.

         "Merger" has the meaning assigned in Section 2.1(a).

         "Merger Consideration" has the meaning assigned in Section 2.2(b).

         "MERGER SUB" has the meaning assigned in the Preamble.

         "NASD" means the NASD, Inc.

         "National" means National Securities Corporation, a State of Washington corporation.

         "NJBCA" has the meaning assigned in Section 2.1(a).

         "Nonplan Stock Options" has the meaning assigned in Section 2.4(a).

         "OLYMPIC" has the meaning assigned in the Preamble.

         "OLYMPIC Acquisition Proposal" has the meaning assigned in Section 6.4.

         "OLYMPIC Affiliate" shall have the meaning assigned in Section 7.8.

         "OLYMPIC Agreements" has the meaning assigned in Section 5.5.

         "OLYMPIC Balance Sheet" means the unaudited consolidated balance sheet of OLYMPIC as of March 31, 2005.

         "OLYMPIC Balance Sheet Date" means March 31, 2005.

         "OLYMPIC Common Stock" means the Common Stock, $.02 par value, of OLYMPIC.

          "OLYMPIC Disclosure Schedule" has the meaning assigned in the introductory clause to Article 5.

         "OLYMPIC Employment Agreements" has the meaning assigned in Section 5.14(a).

         "OLYMPIC Expenses" has the meaning assigned in Section 9.5.

         "OLYMPIC Fairness Opinion" has the meaning assigned in Section 5.23.

         "OLYMPIC Financial Statements" shall mean the audited consolidated financial statements and unaudited consolidated interim financial statements of OLYMPIC.

         "OLYMPIC Intellectual Property" has the meaning assigned in Section
5.21.

         "OLYMPIC Licenses" has the meaning assigned in Section 5.21.

         "OLYMPIC Permits" has the meaning assigned in Section 5.15(a).

         "OLYMPIC Preferred Stock" has the meaning assigned in Section 5.2.

         "OLYMPIC Record Date" shall mean the date of record set by the Board of Directors of OLYMPIC for the determination of whether a holder of OLYMPIC Common Stock is entitled to vote at the OLYMPIC Stockholders Meeting.

         "OLYMPIC Recommendation" has the meaning assigned in Section 7.1(c).

         "OLYMPIC Representatives" has the meaning assigned in Section 6.4.

         "OLYMPIC Returns" has the meaning assigned in Section 5.13(a).

         "OLYMPIC Securities" has the meaning assigned in Section 5.2.

         "OLYMPIC SEC Documents" has the meaning assigned in Section 5.8.

         "OLYMPIC Stockholder Approval" has the meaning assigned in Section 5.3.

         "OLYMPIC Stockholders Meeting" has the meaning assigned in Section 5.3.

         "OLYMPIC Trade Secrets" has the meaning assigned in Section 5.21.

         "OLYMPIC Triggering Event" has the meaning assigned in Section 9.3.

         "OLYMPIC Warrants" has the meaning assigned in Section 5.2.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "Proposed Financing" has the meaning provided in Section 8.1(e) below.

         "Qualifying Amendment" means an amendment or supplement to the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) to the extent it contains (a) a Change in the OLYMPIC Recommendation or a Change in FMFK Recommendation (as the case may be), (b) a statement of the reasons of the Board of Directors of OLYMPIC or FMFK (as the case may be) for making such a Change in the OLYMPIC Recommendation or Change in FMFK Recommendation (as the case may be) and (c) additional information reasonably related to the foregoing.

         "Real Property Lease" has the meaning assigned in Section 4.21(b).

         "Regulatory Law" means, all federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (a) mergers, acquisitions or other business combinations, (b) foreign investment, or (c) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

         "Required Approvals" has the meaning assigned in Section 7.4(a).

         "Required FMFK Stockholder Vote" has the meaning assigned in Section 4.9(c).

          "RIA Governmental Authorization" has the meaning assigned in Section 4.16(d).

         "Sarbanes-Oxley" has the meaning assigned in Section 4.8.

         "SEC" has the meaning assigned in Section 2.4(c).

         "Securities Act" has the meaning assigned in Section 2.4(c).

         "Site" means any of the real properties currently owned, leased, occupied, used or operated by either party, including all soil, subsoil, surface waters and groundwater.

         "Subsidiary" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (a) more than fifty percent (50%) of the securities or other ownership interests or (b) securities or other interests having by their terms ordinary voting power to elect more than fifty percent (50%) of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries. With respect to FMFK, the term "Subsidiary" shall, without limitation, include MERGER SUB.

         "Superior Proposal" has the meaning assigned in Section 6.3.

         "Surviving Corporation" has the meaning assigned in Section 2.1(a).

         "Tail Coverage" has the meaning assigned in Section 7.10(b).

         "Takeover Laws" means (a) any "moratorium," "control share acquisition," "fair price," "supermajority," "affiliate transactions" or "business combination statute or regulation" or other similar state antitakeover laws and regulations, (b) Section 203 of the DGCL and (c) Sections 14A:10. et seq. of the NJBCA.

         "Tax" has the meaning assigned in Section 4.13(a).

         "Taxing Authority" has the meaning assigned in Section 4.13(a).

         "Third Party Expenses" means all legal, accounting, printing and financial advisory fees and expenses of third parties, whether payable in cash or securities, incurred by a party to this Agreement in connection with the negotiation and effectuation of all terms and conditions of this Agreement and the transactions contemplated hereby.

                                   ARTICLE 1A

                        TERMINATION OF ORIGINAL AGREEMENT

         Section 1A.1 Termination. The Original Agreement is hereby terminated and rendered null and void and replaced and superceded in its entirety by this Agreement.

                                    ARTICLE 2

                                   THE MERGER

Section 2.1       The Merger.

     (a) At the Effective Time (as hereafter defined), in accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), MERGER SUB shall be merged with and into OLYMPIC (the "Merger"), whereupon the separate existence of MERGER SUB shall cease and OLYMPIC shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger and a wholly owned subsidiary of FMFK.

     (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, OLYMPIC and MERGER SUB shall file a Certificate of Merger with the Secretary of State of Delaware meeting the requirements of the DGCL, and execute, acknowledge, deliver, file and/or record all such other instruments, and take all such other actions, as may be required in order to cause the Merger to become effective in accordance with the provisions of the DGCL and this Agreement. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time"). For accounting purposes, the effective date of the Merger shall be the first day of the month in which the Closing occurs.

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, property and powers and be subject to all of the restrictions, disabilities, debts and duties of OLYMPIC and MERGER SUB, all as provided under the DGCL.

     (d) Unless this Agreement shall have been earlier terminated and the transactions herein contemplated shall have been abandoned pursuant to Article 9 hereof, the closing of the Merger (the "Closing") shall take place (i) at the offices of Goldstein & DiGioia LLP, 45 Broadway - 11th Floor, New York, New York 10006 as soon as practicable, but in any event within three (3) business days after the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 hereof (than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or
(ii) at such other time, place and date as is mutually agreed to in writing by the parties hereto. The date of the Closing is referred to in this Agreement as the "Closing Date."

Section 2.2      Conversion of Shares, Preferred Stock and Merger Consideration.

     (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

     (i) Each share of common stock of MERGER SUB that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $.02 par value per share, of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted, and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of MERGER SUB shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with this Section 2.2(a)(i).

     (ii) Each share of OLYMPIC Common Stock (an "OLYMPIC Common Share") held by OLYMPIC as treasury stock or owned by any subsidiary of OLYMPIC, by FMFK or by any subsidiary of FMFK immediately prior to the Effective Time, shall be canceled and extinguished and no consideration whatsoever shall be made with respect thereto.

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

     (iii) Each OLYMPIC Common Share issued and outstanding immediately prior to the Effective Time (and except as otherwise provided in Section 2.2(a)(ii)), shall be converted into a right to receive 1.75 (the "Exchange Ratio") shares of FMFK common stock no par value per share (the "FMFK Common Stock"), plus any cash in lieu of fractional shares of FMFK Common Stock, as provided in Section 2.6 hereof.

     (iv) Each share of OLYMPIC Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into a right to receive one share of FMFK Series D Preferred Stock. The FMFK Series D Preferred Stock shall have terms in form and substance substantially equivalent to those contained in OLYMPIC Series A Preferred Stock, giving effect to the Exchange Ratio to the conversion ratios contained therein; provided, however, the FMFK Series D Preferred Stock shall be pari-passu to the outstanding FMFK Series B Preferred Stock with respect to liquidation preferences and the payment of dividends.

     (v) Each share of OLYMPIC Preferred Stock held by OLYMPIC as treasury stock or owned by any subsidiary of OLYMPIC, by FMFK or by any subsidiary of FMFK immediately prior to the Effective Time, shall be canceled and extinguished and no consideration whatsoever shall be made with respect thereto.

     (b) The FMFK Common Stock to be received as consideration pursuant to the Merger by each holder of OLYMPIC Common Stock (together with cash in lieu of fractional shares of FMFK Common Stock, as provided in Section 2.6 hereof) and the FMFK Preferred Stock to be received as consideration pursuant to the Merger by each holder of OLYMPIC Preferred Stock, which is the only consideration (other than payment for fractional shares) being received by the holders of OLYMPIC's capital stock, is referred to collectively herein as the "Merger Consideration."

     (c) From and after the Effective Time, all shares of OLYMPIC Common Stock and OLYMPIC Preferred Stock, or any right to receive same (collectively "OLYMPIC Shares") converted in accordance with Sections 2.2(a)(iii) and (iv) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such OLYMPIC Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, as applicable, and any dividends payable pursuant to Section 2.3(f) hereof. From and after the Effective Time, the stock transfer books of OLYMPIC shall be closed as to holders of OLYMPIC Common Stock and OLYMPIC Preferred Stock immediately prior to the Effective Time and no transfer of OLYMPIC Common Stock or OLYMPIC Preferred Stock by any such holder shall thereafter be made or recognized.

Section 2.3       Surrender and Payment.

     (a) Prior to the Effective Time, FMFK shall appoint a bank or trust company as agent, reasonably acceptable to OLYMPIC (the "Exchange Agent") for the purpose of exchanging certificates representing OLYMPIC Shares (the "Certificates") for the Merger Consideration. FMFK will make available to the Exchange Agent, as needed, the Merger Consideration to be delivered in respect of OLYMPIC Shares. Promptly after the Effective Time, FMFK will send, or will cause the Exchange Agent to send, to each holder of record at the Effective Time of OLYMPIC Shares a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent).

     (b) Each holder of OLYMPIC Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, will be entitled to receive the Merger Consideration payable in respect of OLYMPIC Shares represented by such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

     (c) If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to such registration that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such registration shall pay to the Exchange Agent any transfer or other taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no further registration of transfers of OLYMPIC Shares. If, after the Effective Time, Certificates are presented to the Exchange Agent, the Surviving Corporation or FMFK, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 2.

     (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.3(a) hereof that remains unclaimed by the holders of OLYMPIC Shares one (1) year after the Effective Time shall be returned to FMFK, upon demand, and any such holder who has not exchanged such holder's OLYMPIC Shares for the Merger Consideration in accordance with this Section 2.3 prior to that time shall thereafter look only to FMFK for delivery of the Merger Consideration in respect of such holder's OLYMPIC Shares. Notwithstanding the foregoing, FMFK, the Exchange Agent and the Surviving Corporation shall not be liable to any holder of OLYMPIC Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) No dividends or other distributions with respect to OLYMPIC Common Stock and OLYMPIC Preferred Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section 2.3. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the OLYMPIC Common Stock and OLYMPIC Preferred Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such OLYMPIC Common Stock and OLYMPIC Preferred Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid, and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such OLYMPIC Common Stock and OLYMPIC Preferred Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of OLYMPIC Common Stock and OLYMPIC Preferred Stock, all FMFK Common Stock and FMFK Preferred Stock to be issued pursuant to the Merger as merger consideration shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time

Section 2.4       Stock Options, Restricted Stock and Warrants.

     (a) At the Effective Time, each outstanding option to purchase OLYMPIC Shares that is either: (a) granted under OLYMPIC's plans identified in Section
2.4 of OLYMPIC Disclosure Schedule (as defined in the introductory clause to Article 5 below) as being the only compensation or benefit plans or agreements pursuant to which OLYMPIC Shares may be issued (collectively, the "OLYMPIC Stock Plans"), or (b) granted outside of OLYMPIC Stock Plans and identified in Section
2.4 of the Disclosure Schedule (the "Nonplan Stock Options"), whether vested or not vested (collectively, the "OLYMPIC Stock Options"), shall be deemed assumed by FMFK and shall thereafter be deemed to constitute an option to acquire, on the same terms and conditions (including any provisions for) as were applicable under such OLYMPIC Stock Option prior to the Effective Time (in accordance with the past practice of OLYMPIC with respect to interpretation and application of such terms and conditions), the number (rounded to the nearest whole number) of shares of FMFK Common Stock determined by multiplying (x) the number of OLYMPIC Shares subject to such OLYMPIC Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio, at a price per share of FMFK Common Stock (rounded up to the nearest whole cent) equal to (a) the exercise price per OLYMPIC Share otherwise purchasable pursuant to such OLYMPIC Stock Option divided by (b) the Exchange Ratio. The parties intend that the conversion of OLYMPIC Stock Options hereunder will meet the requirements of Section 424(a) of the Code in the case of incentive stock options and this Section 2.4(a) shall be interpreted or modified consistent with such intention. The terms of OLYMPIC Stock Plans permit the assumption of options to purchase OLYMPIC Common Stock as provided in this Section 2.4(a), without the consent or approval of the holders of such options, shareholders or otherwise. Except as set forth on Section
2.4(a) of OLYMPIC Disclosure Schedule, the Merger will not terminate or accelerate any OLYMPIC Stock Option or any right of exercise, vesting or repurchase relating thereto with respect to FMFK Common Stock acquired upon exercise of such assumed OLYMPIC Stock Option. Holders of OLYMPIC Stock Options will not be entitled to acquire OLYMPIC Shares after the Merger. In addition, prior to the Effective Time, FMFK and/or OLYMPIC, as the case may be, will make any amendments to the terms of such stock option or compensation plans, arrangements or agreements that are necessary to give effect to the transactions contemplated by this Section 2.4 (including without limitation the increase of number of shares authorized thereunder and/or the adoption of a new stock option plan).

     (b) FMFK shall take all corporate action necessary to reserve for issuance a sufficient number of shares of FMFK Common Stock for delivery pursuant to the terms set forth in this Section 2.4.

     (c) No later than ninety (90) days following the Effective Time, FMFK shall use its reasonable efforts to file with the Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the FMFK Common Stock subject to options and other equity-based awards described in this Section 2.4, and shall use its reasonable efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options or other equity-based awards remain outstanding.

     (d) Each OLYMPIC Warrant that remains outstanding following the Effective Time shall continue to have, and be subject to, the same terms and conditions set forth in the documents governing such OLYMPIC Warrant immediately prior to the Effective Time, except that (i) such OLYMPIC Warrant will be exercisable for that number of whole shares of FMFK Common Stock as is equal to the product of
(w) the number of OLYMPIC Shares that were purchasable under OLYMPIC Warrant immediately prior to the Effective Time by (x) the Exchange Ratio, rounded to the nearest whole number of shares of FMFK Common Stock and (ii) the per share exercise price for FMFK Common Stock issuable upon exercise of such OLYMPIC Warrant will be equal to (y) the aggregate exercise price of such OLYMPIC
Warrant immediately prior to the Effective Time divided by (z) the number of shares of FMFK Common Stock for which such OLYMPIC Warrant shall be exercisable as determined in accordance with the preceding clause (i), rounded to the nearest whole cent.

Section 2.5 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of OLYMPIC or FMFK (other than as contemplated in Section 4.2 hereof or permitted under this Agreement) shall occur, including, without limitation, by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted.

Section 2.6       Fractional Shares

     (a) No fractional shares of FMFK Common Stock shall be issued in the Merger, but in lieu thereof, each holder of OLYMPIC Shares otherwise entitled to a fractional share of FMFK Common Stock will be entitled to receive from the Exchange Agent, in accordance with the provisions of this Section 2.6 hereof, a cash payment in lieu of such fractional shares of FMFK Common Stock in an amount equal to the product obtained by multiplying (i) the fractional share of FMFK Common Stock to which such holder otherwise would be entitled to by (ii) the average closing price on the Over-the-Counter Bulletin Board of a share of FMFK Common Stock for the five (5) trading days immediately preceding the Closing Date.

     (b) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of OLYMPIC Shares in lieu of any fractional shares of FMFK Common Stock, the Exchange Agent shall make available such amounts to such holders of OLYMPIC Shares without interest.

Section 2.7 Withholding Rights. Each of the Surviving Corporation and FMFK shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or FMFK, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of OLYMPIC Shares in respect of which such deduction and withholding was made by the Surviving Corporation or FMFK, as the case may be.

Section 2.8 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as the Exchange Agent may direct, as indemnity against any claim that may be made against it, the Surviving Corporation or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of OLYMPIC Shares represented by such Certificate, as contemplated by this
Article 2.

Section 2.9 Shares Held by OLYMPIC Affiliates. Anything to the contrary herein notwithstanding, no shares of FMFK Common Stock (or certificates therefor) shall be issued in exchange for any Certificate to any Person who may be an "affiliate" of OLYMPIC (identified pursuant to Section 7.8 hereof) until such Person shall have delivered to FMFK a duly executed letter as contemplated in
Section 7.8 hereof. Such Person shall be subject to the restrictions described in such letter, and such shares (or certificates therefor) shall bear a legend describing such restrictions.

Section 2.10 FMFK Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, but only to the extent required by the NJBCA, shares of FMFK Shares that are issued and outstanding immediately prior to the Effective Time and are held by holders of shares of FMFK Shares who comply with all the provisions of Section 14A10-12 the NJBCA (each such share, an "FMFK Dissenting Share") concerning the right of holders of shares of FMFK Shares to dissent from the Merger and require appraisal of their shares ("FMFK Dissenting Shareholders") shall cease to be outstanding FMFK Shares and shall become the right to receive such consideration as may be determined to be due such FMFK Dissenting Shareholder pursuant to the NJBCA; provided, however, that if any FMFK Dissenting Shareholder shall subsequently withdraw his or her demand for appraisal or fail to establish or perfect or otherwise lose his or her appraisal rights as provided by applicable law, then such FMFK Dissenting Shareholder or Shareholders, as the case may be, shall forfeit the right to appraisal of such FMFK Dissenting Shares. FMFK shall give OLYMPIC prompt notice of any written demands for appraisal of shares of FMFK Shares, withdrawals of demands for appraisal and any other related instruments received by FMFK.

Section 2.11 OLYMPIC Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, but only to the extent required by the DGCL, shares of OLYMPIC Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by holders of shares of OLYMPIC Shares who comply with all the provisions of the DGCL (each such share, an OLYMPIC Dissenting Share") concerning the right of holders of shares of OLYMPIC Shares to dissent from the Merger and require appraisal of their shares (" OLYMPIC Dissenting Shareholders") shall not be converted into the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due such OLYMPIC Dissenting Shareholder pursuant to the DGCL; provided, however, that if any OLYMPIC Dissenting Shareholder shall subsequently withdraw his or her demand for appraisal or fail to establish or perfect or otherwise lose his or her appraisal rights as provided by applicable law, then such OLYMPIC Dissenting Shareholder or Shareholders, as the case may be, shall forfeit the right to appraisal of such OLMYPIC Dissenting Shares and each of such OLYMPIC Dissenting Shares shall thereupon be deemed to have been converted into and represent only the right to receive the FMFK Shares, as if such OLYMPIC Dissenting Share had not been OLYMPIC Dissenting Shares at the Effective Time, without any interest thereon, upon surrender of the certificate representing such shares, and such shares shall thereupon no longer be OLYMPIC Dissenting Shares. OLYMPIC shall give FMFK (A) prompt notice of any written demands for appraisal of shares of OLYMPIC Shares, withdrawals of demands for appraisal and any other related instruments received by OLYMPIC, and (B) the opportunity to direct all negotiations and proceedings with respect to any such demands for appraisal. OLYMPIC will not, except with the prior written consent of FMFK, voluntarily make any payment with respect to any demands for appraisal or settle, offer or otherwise negotiate to settle any demand.

                                    ARTICLE 3

                            THE SURVIVING CORPORATION

Section 3.1 Certificate of Incorporation of the Surviving Corporation. The certificate of incorporation of MERGER SUB in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be changed to the name NATIONAL HOLDING COMPANY.

Bylaws of the Surviving Corporation. The bylaws of MERGER SUB in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

Section 3.2 Directors of the Surviving Corporation. The following persons shall be the initial members of the Board of Directors of the Surviving Corporation, each to hold office in accordance with the applicable provisions of law:

         Mark Goldwasser

         Victor Kurylak

Section 3.3 Officers of the Surviving Corporation. The following persons shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the applicable provisions of law:


          Name                                        Office(s)

      Victor Kurylak                     Chief Executive Officer
                                         Member of the Office of the Chief
                                         Executive Officer

      Mark Goldwasser                    President
                                         Chief Operating Officer
                                         Member of the Office of the Chief
                                         Executive Officer

      Robert H. Daskal                   Chief Financial Officer

      Brian Friedman                     Executive Vice President


                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF FMFK

         Except as specifically disclosed in FMFK Disclosure Schedule delivered by FMFK to OLYMPIC immediately prior to the execution of this Agreement (the "FMFK Disclosure Schedule"), FMFK represents and warrants to OLYMPIC as follows:

Section 4.1       Organization and Qualification.

     (a) Each of FMFK and MERGER SUB is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has all requisite power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted.

     (b) Each of FMFK and MERGER SUB is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, which states or jurisdictions are listed on Section 4.1(b) of FMFK Disclosure Schedule, except where the failure to be so qualified or in good standing, taken together with all other such failures, would not have a Material Adverse Effect on FMFK.

     (c) Since the date of its incorporation, MERGER SUB has not engaged in any activities other than in connection with or as contemplated by this Agreement. FMFK has made available to OLYMPIC true and complete copies of MERGER SUB's certificates of incorporation and bylaws, as amended to the date hereof. All of the issued and outstanding capital stock of MERGER SUB is owned by FMFK.

     (d) FMFK has heretofore furnished or made available to OLYMPIC complete and correct copies of (i) the charter documents (including the articles or certificate of incorporation and bylaws, if any), as most recently amended to date of FMFK and each of its Subsidiaries and (ii) any code of conduct or similar policy adopted by FMFK and each of its Subsidiaries. Each such charter document is in full force and effect. Neither FMFK nor any of its Subsidiaries is in violation of any of the provisions of its respective charter documents. The corporate minute books of FMFK are complete in all material respects and the minutes and consents contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All material actions by FMFK which required director or shareholder approval are reflected in the corporate minute books of FMFK. FMFK is not in material violation or breach of, or in material default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

Section 4.2 Capitalization. The authorized capital stock of FMFK consists of 30,000,000 shares of Common Stock, no par value per share (the "FMFK Common Stock") and 5,000,000 shares of Preferred Stock, consisting of 625,000 shares of Series A Convertible Preferred Stock, $0.10 par value per share (the "FMFK Series A Preferred Stock") and 445,102 shares of Series B Preferred Convertible Stock, $.10 par value per share (the "FMFK Series B Preferred Stock" and together with FMFK Series A Preferred Stock, the "FMFK Preferred Stock"). As of June 6, 2005, (a) 15,744,576 shares of FMFK Common Stock were issued and outstanding, (b) 305,369 shares of FMFK Series A Preferred Stock were issued and outstanding, (c) 197,824 shares of FMFK Series B Preferred Stock were issued and outstanding, (d) 7,620,000 shares of FMFK Common Stock were reserved for issuance pursuant to FMFK Stock Plans, of which stock options to purchase an aggregate of 3,127,698 shares of FMFK Common Stock were outstanding, and no shares of FMFK Common Stock were reserved for issuance pursuant to Nonplan Stock Options, (e) 486,718 shares of FMFK Common Stock were reserved for issuance upon exercise of warrants ("FMFK Warrants"), (f) 2,510,000 shares of FMFK Common Stock were reserved for issuance upon conversion of debentures and/or convertible debt ("FMFK Convertible Debt") and (g) no FMFK Shares were held in the Treasury of FMFK or any of its Subsidiaries. All the outstanding shares of FMFK's Common Stock are, and all FMFK Shares that may be issued pursuant to the exercise of outstanding FMFK Stock Options, FMFK Warrants and FMFK Convertible Debt will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in this
Section 4.2 or in Section 4.2 of FMFK Disclosure Schedule, there are outstanding
(x) no shares of capital stock or other voting securities of FMFK, (y) no securities or indebtedness of FMFK convertible into or exchangeable for shares of capital stock or voting securities of FMFK, and (z) no options, warrants or other rights to acquire from FMFK, and no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of FMFK, obligating FMFK to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of FMFK or obligating FMFK to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses (x), (y) and (z) being referred to collectively as the "FMFK Securities"). There are no outstanding obligations of FMFK or any of its Subsidiaries to repurchase, redeem or otherwise acquire any FMFK Securities, except as set forth in the terms and conditions of FMFK Debentures and FMFK Series B Preferred Stock. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which FMFK or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of the capital stock of FMFK or any agreements, arrangements, or other understandings to which FMFK or any of its Subsidiaries is a party or by which it is bound that will limit in any way the solicitation of proxies by or on behalf of FMFK from, or the casting of votes by, the stockholders of FMFK with respect to the Merger.

Section 4.3 Authority. Each of FMFK and MERGER SUB has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of its stockholders, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by each of FMFK and MERGER SUB of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by FMFK's Board of Directors. The Board of Directors of FMFK has directed that this Agreement be submitted to FMFK's stockholders for approval at a meeting of FMFK's stockholders for the purpose of approving the Merger and this Agreement (the "FMFK Stockholders Meeting"), and, except for the approval of this Agreement and the Merger by the affirmative vote of holders of a majority of the outstanding shares of FMFK Common Stock (the "FMFK Stockholder Approval"), no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. FMFK, as the sole stockholder of MERGER SUB, has approved this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FMFK and MERGER SUB (assuming due authorization, execution and delivery by OLYMPIC) it constitutes a legal, valid and binding agreement of each of FMFK and MERGER SUB, enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) as limited by applicable rules and regulations of the NASD with respect to change of control of a registered broker-dealer. The shares of FMFK Common Stock and FMFK Preferred Stock to be issued by FMFK pursuant to the Merger: (i) have been or will be duly authorized, and, when issued in accordance with the terms of the Merger and this Agreement (or the applicable option agreements), will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights; (ii) will, when issued in accordance with the terms of the Merger and this Agreement (or the applicable option agreements), be registered under the Securities Act, and to the extent reasonably able to do so, registered or exempt from registration under applicable United States "Blue Sky" laws;
(iii) will, when issued in accordance with the terms of the Merger and this Agreement, be eligible for listing on the OTC; and (iv) will be issued free and clear of any Liens.

Section 4.4 Governmental Authorization. The execution, delivery and performance by each of FMFK and MERGER SUB of this Agreement and the consummation of the Merger by MERGER SUB require no consent of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with DGCL, (b) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (c) compliance with any applicable requirements of the NASD and state blue sky commissioners, (d) compliance with any applicable requirements of the Securities Act and state securities laws, and (e) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect on FMFK or MERGER SUB.

Section 4.5 Non-Contravention. Except as disclosed in Section 4.5 of FMFK Disclosure Schedule, the execution, delivery and performance by FMFK and MERGER SUB of this Agreement and its obligations hereunder and the consummation by FMFK of the transactions contemplated hereby do not and will not (a) violate, contravene or conflict with the certificate of incorporation or bylaws of FMFK or MERGER SUB, (b) violate, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to FMFK or any of its Subsidiaries, including MERGER SUB, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of FMFK or any of its Subsidiaries, including MERGER SUB, or to a loss of any benefit to which FMFK or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon FMFK or any of its Subsidiaries (the "FMFK Agreements") or any license, franchise, lease, permit or other similar authorization held by FMFK or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of FMFK or any of its Subsidiaries. For purposes of this Agreement, "Lien" means any mortgage, lien, pledge, hypothecate, charge, security interest or encumbrance of any kind in respect of such asset other than any such mortgage, lien, pledge, charge, security interest or encumbrance (i) for Taxes (as defined in Section 4.13 hereof) not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on FMFK Balance Sheet (as such term is defined in Section 4.9 hereof), as the case may be); (ii) which is a carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like lien arising in the ordinary course of business; (iii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented or (iv) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, or other social security programs mandated under laws applicable to FMFK. Except as disclosed in Section 4.5 of FMFK Disclosure Schedule, neither FMFK nor any Subsidiary of FMFK is a party to any agreement that expressly limits the ability of FMFK or any Subsidiary of FMFK, or would limit OLYMPIC or any Subsidiary of OLYMPIC after the Effective Time, to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time.

Section 4.6 Board Recommendation; State Takeover Statutes. The Board of Directors of FMFK has (a) approved and adopted this Agreement, (b) determined that this Agreement and the transaction contemplated by this Agreement are advisable, fair to and in the best interests of FMFK and the stockholders of FMFK, (c) resolved to recommend adoption of this Agreement to the stockholders of FMFK, and (d) taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 14A:10. et seq. of the NJBCA are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger. No other state takeover statute or similar legal requirement applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.
Section 4.7 FMFK Subsidiaries. Each of FMFK's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of FMFK's Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, which states or jurisdictions are listed on Section 4.7 of FMFK Disclosure Schedule, except where the failure to be so qualified or in good standing, taken together with all other such failures, would not have a Material Adverse Effect on FMFK.

Section 4.7 of FMFK Disclosure Schedule lists the only Subsidiaries of FMFK as of the date hereof, and all Subsidiaries of FMFK thereafter formed or acquired. All of the outstanding shares of capital stock of the Subsidiaries of FMFK are validly issued, fully paid and nonassessable and are owned by FMFK free and clear of all liens, claims, charges or encumbrances, and there are no irrevocable proxies with respect to such shares. There are no restrictions on FMFK to vote the stock of any of its Subsidiaries.

Section 4.8 SEC Filings. FMFK has filed with the SEC true and complete copies of all forms, reports, schedules and other documents required to be filed by it under the Exchange Act or the Securities Act since January 1, 2000 (as such documents have been amended since the time of their filing, collectively, the "FMFK SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, FMFK SEC Documents, including, without limitation, any financial statements or included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements included in FMFK SEC Documents were prepared in accordance with GAAP consistently applied (except as may be otherwise indicated in the notes thereto), and fairly present the financial position of FMFK as at the dates thereof and its results of operations and cash flows for the periods indicated. Except as set forth in Section 4.8 of FMFK's Disclosure Schedule, none of FMFK's Subsidiaries is required to file any forms, reports or other documents with the SEC. Additionally, since the adoption of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and to the extent that FMFK is subject to Sarbanes-Oxley, FMFK has complied in all material respects with the applicable laws, rules and regulation under Sarbanes-Oxley.

Section 4.9       Disclosure Documents.

     (a) The joint proxy statement of FMFK and OLYMPIC relating to the required meetings of stockholders of FMFK and OLYMPIC contemplated by Section 7.1(a) hereof and the prospectus of FMFK relating to the shares of FMFK Common Stock to be issued in connection with the Merger (the "Joint Proxy Statement/Prospectus") to be filed with the SEC in connection with the Merger and the registration statement on Form S-4 of FMFK (the "Form S-4") to be filed under the Securities Act relating to the issuance of FMFK Common Stock in the Merger, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act.

     (b) Neither the Joint Proxy Statement/Prospectus to be filed with the SEC, nor any amendment or supplement thereto, will, at the date the Joint Proxy Statement/Prospectus or any such amendment or supplement is first mailed to stockholders of FMFK or OLYMPIC, as the case may be, or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Form S-4 nor any amendment or supplement thereto will, at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty is made by FMFK in this Section 4.9 with respect to statements made or incorporated by reference therein based on information supplied by OLYMPIC for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or the Form S-4.

     (c) The affirmative vote of the holders of a majority of the shares of FMFK Common Stock and the affirmative vote of the holders of a majority of the shares of FMFK Series A Preferred Stock and FMFK Series B Preferred Stock outstanding on FMFK Record Date (the "Required FMFK Stockholder Vote") are the only votes of the holders of any class or series of FMFK's capital stock necessary to adopt this Agreement.

Section 4.10 Absence of Certain Changes. Except as set forth in Section 4.10 of FMFK Disclosure Schedule, and except as expressly permitted by this Agreement, since March 31, 2005 (the "FMFK Balance Sheet Date"), FMFK and each Subsidiary has conducted its respective business in the ordinary course consistent with past practice and, without limiting the generality of the foregoing:

     (a) There has been no event, occurrence or development of a state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect on FMFK and its Subsidiaries, taken as a whole;

     (b) There has not been any amendment or change in the Certificate of Incorporation or Bylaws of FMFK or its Subsidiaries;

     (c) FMFK has not nor has any Subsidiary of FMFK incurred additional debt for, borrowed money, or incurred any obligation or liability which individually or in the aggregate exceeded $25,000, except for settlements of litigations, arbitrations or other claims or proceedings which may be made by FMFK or any Subsidiary as described in Section 4.10(c) of FMFK's Disclosure Schedule;

     (d) FMFK has not nor has any Subsidiary declared or made any dividend, payment or other distribution on or with respect to any share of capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares other than, in the case of any Subsidiary, to FMFK;

     (e) Neither FMFK nor its Subsidiaries has made any change in accounting principles or methods, except in so far as may be required under GAAP;

     (f) FMFK has not nor has any Subsidiary of FMFK entered into any material transaction or contract, or made any material commitment to do the same, except in the ordinary course of business consistent with past practice;

     (g) FMFK has not nor has any Subsidiary of FMFK increased or prepaid its indebtedness for borrowed money, except current borrowings under credit lines listed on Section 4.10(g) of FMFK Disclosure Schedule or made any loan to any Person other than to any employee for normal travel and expense advances;

     (h) FMFK has not nor has any Subsidiary of FMFK granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who, whether as a result of such increase or prior thereto, receives aggregate compensation from FMFK or its Subsidiaries at an annual rate of $50,000 or more, or except in the ordinary course of business to any other employees;

     (i) FMFK has not nor has any Subsidiary of FMFK entered into an employment or exclusive consultant agreement which is not cancelable without penalty or other financial obligation within 30 days; and

     (j) FMFK has not nor has any Subsidiary of FMFK agreed, whether or not in writing, to do any of the actions set forth in any of the above clauses.

Section 4.11 No Undisclosed Material Liabilities. Since the Balance Sheet Date, except as set forth in Section 4.11 of FMFK Disclosure Schedule, there are no material liabilities of FMFK or any Subsidiary of FMFK of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

     (i) Liabilities incurred in the ordinary course of business and consistent with past practice;

     (ii) Liabilities disclosed in FMFK SEC Documents filed prior to the date hereof; or

     (iii) Liabilities under this Agreement.

Section 4.12 Litigation. Except as disclosed in FMFK SEC Documents or on Section
4.12 of FMFK's Disclosure Schedule, there is no claim, dispute, action, proceeding, arbitration, notice, order, suit, appeal or investigation, at law or in equity, pending or, to FMFK's Knowledge, threatened, against FMFK or any Subsidiary of FMFK, any of their respective directors, officers, employees or agents, or involving any of their respective assets or properties before any court, agency, authority, arbitration panel or other tribunal which, if determined adversely, would have a Material Adverse Effect on FMFK. Except as disclosed in FMFK's SEC Documents, neither FMFK nor any Subsidiary is subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is FMFK or any Subsidiary in default with respect to any notice, order, writ, injunction or decree which would have a Material Adverse Effect on FMFK.

Section 4.13      Taxes.

     (a) For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof, and
(iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other Person.

     (b) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of FMFK or any Subsidiary of FMFK (collectively, the "FMFK Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time have been or will be paid on or before such date, other than such Taxes which are adequately reserved for in accordance with GAAP. FMFK Financial Statements fully accrue all actual and contingent liability for Taxes with respect to all periods through the dates thereof in accordance with GAAP. FMFK Financial Statements (i) fully accrue consistent with past practices and in accordance with GAAP all actual and contingent liabilities for Taxes with respect to all periods through the date of FMFK Financial Statements and (ii) properly accrue consistent with past practices and in accordance with GAAP all liabilities for Taxes payable after FMFK Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to FMFK Financial Statements relating to Tax matters is accurate in all material respects.

     (c) No Tax liability has been incurred since the date of FMFK Financial Statements other than in the ordinary course of business and adequate provision has been made for all Taxes since that date in accordance with GAAP on at least a quarterly or, with respect to employment taxes, monthly basis. FMFK and each Subsidiary of FMFK have withheld and paid to the applicable financial institution or Taxing Authority all amounts of Taxes required to be withheld in all material respects. No FMFK Returns filed with respect to federal income tax returns for Taxable years of FMFK in the case of the United States, have been examined by the Internal Revenue Service. FMFK has not nor has any Subsidiary of FMFK been granted any extension or waiver of the limitation period applicable to any FMFK Return.

     (d) There is no claim, audit, action, suit, proceeding or, investigation now pending or, to FMFK's Knowledge, threatened against or with respect to FMFK or any Subsidiary of FMFK in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by FMFK or any Subsidiary of FMFK which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). There are no liens for Taxes upon the assets of FMFK or any Subsidiary of FMFK except liens for current Taxes not yet delinquent. Except as may be required as a result of the Merger, FMFK has not nor has any Subsidiary of FMFK been nor will it be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time.

     (e) Except as set forth in Section 4.13 of FMFK's Disclosure Schedule, there is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of FMFK or any Subsidiary of FMFK that, individually or collectively, could, as a result of the transactions contemplated hereby, give rise to the payment of any amount that would not be deductible pursuant to section 280G or section 162 (m) of the Code. Other than pursuant to this Agreement, FMFK is not nor is any Subsidiary of FMFK a party to or bound by (nor will they prior to the Effective Time become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than FMFK or any Subsidiary of FMFK. None of the assets of FMFK or any Subsidiary of FMFK (i) is property that FMFK or any Subsidiary of FMFK is required to treat as owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code, or (iii) is "tax exempt use property" within the meaning of section 168(h) of the Code. FMFK has not nor has any Subsidiary of FMFK participated in (and prior to the Effective Time FMFK will not nor will any Subsidiary of FMFK participate in) an international boycott within the meaning of section 999 of the Code. FMFK has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of section 6661 of the Code. FMFK has previously provided or made available to OLYMPIC complete and accurate copies of all FMFK Returns and, as reasonably requested by OLYMPIC, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

Section 4.14      Employees and Employee Benefit Plans.

     (a) Except as set forth in Section 4.14(a) of FMFK Disclosure Schedule, neither FMFK nor any Subsidiary of FMFK has entered into any employment contract or arrangement with any director, officer, employee or any other consultant or Person (i) which is not terminable by it at will without liability, except as the right of FMFK or such Subsidiary to terminate its employees at will may be limited by applicable federal, state or foreign law, or (ii) under which FMFK or any Subsidiary of FMFK could have any material liability (collectively, the "FMFK Employment Agreements").

     (b) Except as set forth in Section 4.14(b) of FMFK Disclosure Schedule, neither FMFK nor any Subsidiary of FMFK maintains any deferred compensation, pension, health, profit sharing, bonus, stock purchase, stock option, fringe benefit, hospitalization, insurance, severance, change in control, retention, workers' compensation, supplemental unemployment benefits, vacation benefits, disability benefits, or any other employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or otherwise) or welfare benefit plan or obligation covering any of its current or former officers, directors, employees or consultants ("Employee Plans").

     (c) FMFK has made available to OLYMPIC true, complete and correct copies of
(i) each FMFK Employment Agreement, (ii) each Employee Plan (or, in the case of any unwritten Employee Plans, descriptions thereof), (iii) the most recent annual report on Form 5500 filed with the IRS with respect to each Employee Plan (if any such report was required), (iv) the most recent summary plan description for each Employee Plan for which such summary plan description is required, (v) each trust agreement and group annuity contract relating to any Employee Plan,
(vi) each determination letter and any outstanding request for a determination letter, and (vii) all correspondence with the IRS or the United States Department of Labor relating to any outstanding controversy or audit. Each Employee Plan complies in all material respects with applicable laws, including, without limitation, ERISA and the Code.

     (d) Each Employee Plan has been maintained, funded, operated and administered in compliance in all material respects with all applicable laws and regulations, including but not limited to, ERISA, the Code, and the Health Insurance Portability and Accountability Act of 1996. Each Employee Plan that is intended to be qualified under section 401(a) of the Code and each trust forming a part thereof that is intended to be exempt from taxation under Section 501(a) of the Code has received a favorable determination letter from the IRS as to its qualification and tax-exempt status and nothing has occurred, whether by any action or any failure to act, since the date of such determination letter that could adversely affect the qualification of such Employee Plan or the tax-exempt status of such related trust. No event has occurred and, to the Knowledge of FMFK, there currently exists no condition or set of circumstances in connection with which FMFK that could reasonably be expected to be subject to any liability under the terms of any Employee Plans (other than for benefits payable in the normal course of the operations of the Employee Plans), ERISA, the Code or any other applicable law, including any liability under Title IV of ERISA. Each Employee Plan can be amended or terminated in accordance with its terms and any applicable law without any material liability to FMFK or any of its Subsidiaries. No Employee Plan is a "multiemployer plan" as defined in section 3(37) of the ERISA and 414(f) of the Code, or a "multiple employer plan" as described in section 4063(a) of ERISA and 413 of the Code, and none of FMFK, any of its Subsidiaries or any ERISA Affiliate has ever contributed or had an obligation to contribute to any multiemployer plan or any plan subject to Title IV of ERISA. For purposes of this Section 4.14, an "ERISA Affiliate" is any organization that is a member of the controlled group of organizations of FMFK and its Subsidiaries (within the meaning of sections 414(b), (c), (m) or (o) of the Code).

   (e) Except as set forth in Section 4.14(e) of FMFK Disclosure Schedule, no current or former director, officer or other employee of, or consultant to, FMFK or any of its Subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or compensation plan or arrangement of FMFK) as a result of the transactions contemplated hereby.

     (f) Except as set forth in Section 4.14(f) of FMFK Disclosure Schedule, no Employee Plan provides post-retirement health and medical, life or other insurance benefits for retired employees of FMFK or any of its Subsidiaries (other than benefit coverage mandated by applicable statute, including benefits provided pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as codified in Code section 4980B and ERISA sections 601 et seq., as amended from time to time ("COBRA")). The unfunded post retirement benefit obligation (determined as of December 31, 2003 in accordance with United States Financial Accounting Standards Board Statement No. 106) of FMFK and its Subsidiaries with respect to all post retirement benefits of their current and former employees equals the amount set forth in FMFK Balance Sheet.

     (g) There has been no amendment to, written interpretation or announcement (whether or not written) by FMFK or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the twelve (12) months ended on FMFK Balance Sheet Date.

Section 4.15      Compliance with Law.

     (a) All licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of FMFK and its Subsidiaries which are necessary to the conduct of FMFK's and its Subsidiaries' respective businesses ("FMFK Permits") are in full force and effect and FMFK is not nor is any
Subsidiary in violation of any FMFK Permit in any respect, except for such exceptions or violations that, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect. Except for exceptions which would not have a Material Adverse Effect, the businesses of FMFK and its Subsidiaries have been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities. No investigation or review by any governmental or regulatory body or authority is pending or, to the Knowledge of FMFK, threatened against FMFK or its Subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMFK. There is no action or claim that is pending or threatened to revoke or terminate any of such FMFK Permits or declare any such FMFK Permit invalid in any material respect.

     (b) FMFK and its Subsidiaries possess and are in compliance with all SEC, NASD, OTC and applicable state governmental authorizations (collectively, "BD Governmental and SRO Authorizations") that are required to conduct the broker-dealer business of FMFK and its Subsidiaries including, without limitation, all authorizations and licenses issued to any principal, officer or employee of FMFK used in connection with the conduct or operations of FMFK's and its Subsidiaries' business, except where the failure to obtain or comply with such BD Governmental and SRO Authorization would not have a Material Adverse Effect on FMFK or on its Subsidiaries. Each of such BD Governmental and SRO Authorizations are listed on Section 4.15(b) of FMFK Disclosure Schedule. Each of such BD Governmental and SRO Authorizations is valid and in full force and effect and neither FMFK, its Subsidiaries, nor any of their respective employees received in writing, at any time since January 1, 2002, other than as set forth on FMFK's or its Subsidiaries' Form BD, any notice or other communication from any governmental body regarding (i) any actual or alleged violation of or failure to comply with any material term or requirement of any BD Governmental and SRO Authorization, or (ii) any actual or proposed revocation, withdrawal, suspension, cancellation, termination of, or modification to any BD Governmental and SRO Authorization, except as may be required to consummate the transaction contemplated hereby.

     (c) Each of FMFK's broker-dealer subsidiaries is, and at all times since January 1, 2002 has been, in compliance with SEC Rule 15c-3(1) and Rule 15c-3(3) and in substantial compliance with the other provisions of Rule 15c-3.

     (d) FMFK and its Subsidiaries possess and are in compliance with all SEC and applicable state governmental authorizations (collectively, "RIA Governmental Authorizations") that are required to conduct the investment adviser business of FMFK and its Subsidiaries including, without limitation, all authorizations and licenses issued to any principal, officer or employee of FMFK used in connection with the conduct or operations of FMFK's and its Subsidiaries' business, except where the failure to obtain or comply with such RIA Governmental Authorization would not have a Material Adverse Effect on FMFK or on its Subsidiaries. Each of such RIA Governmental Authorizations are listed on Section 4.15(d) of FMFK Disclosure Schedule. Each of such IRA Governmental Authorizations is valid and in full force and effect and neither FMFK, its Subsidiaries, nor any of their respective employees received in writing, at any time since January 1, 2002, other than as set forth on FMFK's or its Subsidiaries' Form ADV, any notice or other communication from any governmental body regarding (i) any actual or alleged violation of or failure to comply with any material term or requirement of any RIA Governmental Authorization, or (ii) any actual or proposed revocation, withdrawal, suspension, cancellation, termination of, or modification to any RIA Governmental Authorization, except as may be required to consummate the transaction contemplated hereby.

Section 4.16 Contracts. Each FMFK Agreement is legally valid and binding and in full force and effect, and neither FMFK nor any Subsidiary of FMFK has breached, is in default under or has received written notice of any breach of or default under any FMFK Agreement except where such breach, taken together with all other such breaches, would not have a Material Adverse Effect on FMFK. To FMFK's Knowledge, no other party to any of FMFK Agreements has breached or is in default of any of its obligations thereunder.

Section 4.17 Finders' or Advisors' Fees. Except as set forth in Section 4.17 of FMFK's Disclosure Section, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of FMFK or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

Section 4.18 Environmental Matters. Except as set forth in Section 4.18 of FMFK Disclosure Schedule:

     (a) Each of FMFK and its Subsidiaries possesses any and all Environmental Permits necessary to or required for the operation of its business as currently conducted. FMFK and its Subsidiaries will obtain, prior to the Closing, any Environmental Permits that must be obtained as of or immediately after the Closing in order for the Surviving Corporation and/or FMFK to conduct the business of FMFK and its Subsidiaries as it was conducted prior to the Closing.

     (b) Each of FMFK and its Subsidiaries is in compliance in all material respects with (i) all terms, conditions and provisions of its Environmental Permits; and (ii) all Environmental Laws.

     (c) Each of FMFK and its Subsidiaries has not received any notice of alleged, actual or potential responsibility for, or any inquiry regarding, (i) any release or threatened or suspected release of any Hazardous Material, or
(ii) any violation of Environmental Law, and there is no outstanding civil, criminal or administrative investigation, action, suit hearing or proceeding pending or threatened against FMFK pursuant to any Environmental Law.

     (d) Each of FMFK and its Subsidiaries does not have any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material and any violation of Environmental Law, and there have been no events, facts or circumstances which could form the basis of any such obligation or liability.

     (e) No Releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site and no Hazardous Material is present in, on, about or migrating to or from any Site.

     (f) Each of FMFK and its Subsidiaries has not transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at, from or to any site or other location.

     (g) No Site is a current or proposed Environmental Clean-up Site.

     (h) There are no Liens under or pursuant to any Environmental Law on any Site.

     (i) There is no (i) underground storage tank, active or abandoned, (ii) polychlorinated biphenyl containing equipment, (iii) asbestos-containing material, (iv) radon, (v) lead-based paint or (vi) urea formaldehyde at any Site. Any underground storage tank meets all current applicable upgrade requirements.

     (j) There have been no Environmental investigations, studies, audits, tests, reviews or other analyses conducted which are in FMFK's possession with respect to any Site which have not been delivered to OLYMPIC prior to execution of this Agreement.

     (k) FMFK and its Subsidiaries have provided all notifications and warnings, made all reports, and kept and maintained all records required pursuant to Environmental Laws.

Section 4.19 Labor Matters. There are no labor disputes or union organization activities pending or, to FMFK's Knowledge, threatened between FMFK or its Subsidiaries and any of its employees. None of the employees of FMFK or any of its Subsidiaries belongs to any union or collective bargaining unit. FMFK and its Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity and other laws and regulations related to employment or working conditions, including all civil rights and anti-discrimination laws, rules and regulations. FMFK is not nor is any of its Subsidiaries the subject of any material proceeding asserting that FMFK or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of FMFK, threatened, any labor strike, dispute, walkout, work stoppage, slowdown or lockout involving FMFK or any of its Subsidiaries.

Section 4.20      Real Property.

     (a) Owned Real Property. FMFK does not own any real property (including ground leases) or hold any option or right of first refusal or first offer to acquire any real property, and FMFK is not obligated by contract or otherwise to purchase any real property.

     (b) Leased Real Property. Section 4.20(b) of FMFK Disclosure Schedule contains an accurate and complete list of each Real Property Lease. "Real Property Lease" is defined as any real property lease, sublease, license or other occupancy agreement, including without limitation, any modification, amendment or supplement thereto and any other related document or agreement executed or entered into by FMFK or OLYMPIC (including, without limitation, any of the foregoing which FMFK or OLYMPIC has subleased or assigned to another Person and as to which FMFK or OLYMPIC remains liable). With respect to each Real Property Lease set forth on Section 4.20(b) of FMFK Disclosure Schedule:
(a) it is valid, binding and in full force and effect; (b) all rents and additional rents and other sums, expenses and charges due to date have been paid; (c) the lessee has been in peaceable possession since the commencement of the original term thereof; (d) no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; (e) there exists no default or event of default by FMFK or by any other party thereto; (f) to FMFK's Knowledge, there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by FMFK thereunder; and
(g) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. FMFK holds the leasehold estate on each Real Property Lease, free and clear of all Liens except for the liens of mortgagees of the real property in which such leasehold estate is located. The real property leased by FMFK is adequate and suitable for the purposes for which it is presently being used. FMFK is in physical possession and actual and exclusive occupation of the whole of each of its leased properties. FMFK does not owe any brokerage commission with respect to any Real Property Lease.

Section 4.21 Proprietary Rights. Section 4.21 of FMFK Disclosure Schedule sets forth a list of all registered and material unregistered FMFK Intellectual Property (as defined below) owned by FMFK and used in the conduct of its business and all agreements granting any right to use or practice any right relating to FMFK Intellectual Property (as defined below) currently used in the conduct of FMFK's business (the "FMFK Licenses"). Except as set forth in Section
4.21 of FMFK Disclosure Schedule: (i) FMFK or its Subsidiaries is the sole owner of all of its rights under FMFK Licenses free and clear of any liens, claims, encumbrances or interests; (ii) FMFK or its Subsidiaries is the sole owner of, or has a valid right to use pursuant to a FMFK License, all patents and patent applications; registered and unregistered trademarks, service marks, trade names, trade dress, logos, company names and other source or business identifiers, including all goodwill associated therewith; the names, likenesses and other attributes of individuals; registered and unregistered copyrights, computer programs and databases; trade secrets, proprietary technology, know-how, industrial designs and other confidential information ("FMFK Trade Secrets"); any pending applications for any of the foregoing (collectively, the "FMFK Intellectual Property") currently used in the conduct of FMFK's business, free and clear of any liens, claims, encumbrances or interests, (iii) the present or past operations of FMFK or its Subsidiaries does not infringe upon, violate, interfere or conflict with the rights of others with respect to any FMFK Intellectual Property and no claim is pending or, to FMFK's Knowledge, threatened, to this effect; (iv) to FMFK's knowledge, none of FMFK Intellectual Property is invalid or unenforceable, or has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of FMFK Intellectual Property and no claim is pending or, to FMFK's Knowledge, threatened, to this effect; (v) no FMFK License provision or any other contract, agreement or understanding with any party exists which would prevent the continued use by FMFK or its Subsidiaries (as currently used by FMFK or its Subsidiaries) of any FMFK Intellectual Property following the consummation of the transactions contemplated hereby, except where such event would not have a Material Adverse Effect on FMFK, taken as whole; (vi) to FMFK's Knowledge, no person is infringing upon or otherwise violating any FMFK Intellectual Property or FMFK License; (vii) there are no claims pending or, to FMFK's Knowledge, threatened in connection with any FMFK License; and (viii) no FMFK Trade Secret has been disclosed by FMFK or its Subsidiaries to any third party except subject to an appropriate confidentiality agreement or as required by a governmental authority. Additionally, to the Knowledge of FMFK, FMFK has not infringed, misappropriated or otherwise conflicted with any intellectual property rights or other similar rights of any third parties, other than any of the foregoing which may have occurred in the past and have been fully and finally resolved prior to the date of this Agreement and FMFK does not have any knowledge of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the business of FMFK and its Subsidiaries as currently conducted or as currently proposed by FMFK to be conducted (assuming the transaction contemplated by this Agreement are not consummated).

Section 4.22 Insurance. FMFK has provided OLYMPIC with copies of all insurance policies to which FMFK or its Subsidiaries is a party or is a beneficiary or named insured. All of the insurable properties of FMFK and its Subsidiaries are insured pursuant to insurance policies as FMFK reasonably believes is customary in the industry in which FMFK and its Subsidiaries are engaged. Such policies are in full force and effect, all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received by FMFK. Except as set forth on Section 4.22 of FMFK's Disclosure Schedule, there have been no claims in excess of $25,000 asserted under any of the insurance policies of FMFK or its Subsidiaries in respect of all general liability, professional liability, errors and omissions, property liability and worker's compensation and medical claims since FMFK's Balance Sheet Date.

Section 4.23 Opinion of Financial Advisor. FMFK has received the opinion of Capitalink, L.C. to the effect that, as of the date of such opinion, the Exchange Ratio was fair from a financial point of view to the holders of FMFK Shares (other than OLYMPIC or any of its Subsidiaries or affiliates), and, as of the date hereof, such opinion has not been withdrawn (such opinion, the "FMFK Fairness Opinion").

Section 4.24 Transactions with Affiliates. Except as set forth in FMFK SEC Documents or as set forth in Section 4.24 of FMFK Disclosure Schedules, since the date of FMFK's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by FMFK pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Section 4.25 Interests in Other Entities. Other than as set forth in Section
4.25 of FMFK Disclosure Schedule and except for the capital stock of its Subsidiaries, FMFK does not (i) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation, (ii) have any ownership interest, direct or indirect, of record or beneficially, in any unincorporated entity, or (iii) have any obligation, direct or indirect, present or contingent, (1) to purchase or subscribe for any interest in, advance or loan monies to, or in any way make investments in, any Person, or (2) to share any profits or capital investments or both.

Section 4.26 Officer and Director Information. During the past five years, neither FMFK, nor any of its officers or directors, nor any person intended upon consummation of the Merger to be nominated by FMFK to become an officer or director of FMFK or any successor entity or subsidiary, has been the subject of:

     (a) A petition under the Federal bankruptcy laws or any other insolvency or moratorium law or a petition seeking to appoint a receiver, fiscal agent or similar officer for the business or property of FMFK or such person, or any partnership in which FMFK or any such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which any such person was an executive officer at or within two years before the time of such filing;

     (b) A conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence of an intoxicating substance);

     (c) Any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining FMFK or any such person from, or otherwise limiting, the following activities:

     (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

     (ii) Engaging in any type of business practice; or

     (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

     (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of FMFK or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

     (e) a finding by a court of competent jurisdiction in a civil action or by the SEC to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or

     (f) a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated. All items described in clauses (a) through (f) above are collectively referred to herein as "Adverse Events."

Section 4.27 Trading with the Enemy Act; Patriot Act. No sale of FMFK's securities nor FMFK's use of the proceeds from such sale has violated the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, FMFK (a) is not a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079
(2001)) and (b) does not engage in any dealings or transactions, and is not otherwise associated with any such person. FMFK is in material compliance with the USA Patriot Act of 2001 (signed into law October 26, 2001).

Section 4.28      FMFK Insurance Subsidiaries.

     (a) Except as set forth in Section 4.28 of FMFK Disclosure Schedule, neither FMFK nor any of FMFK Insurance Subsidiaries owns a captive insurance company or has any investment or interest in any Person that assumes underwriting risks. Except as set forth on Section 4.28 of FMFK Disclosure Schedule, no Contract between FMFK or any FMFK Insurance Subsidiary and any insurance carrier contemplates, or would cause such Person to assume, any underwriting risk.

     (b) FMFK, FMFK Insurance Subsidiaries and their respective officers and employees hold and have made available to OLYMPIC all insurance agent and/or broker licenses and other licenses necessary for the Surviving Corporation to operate the business as presently conducted and for such officers and employees to sell or broker insurance or related insurance services. Section 4.28 of FMFK Disclosure Schedule sets forth a true and correct list of all such licenses. Such licenses are in good standing, and no disciplinary proceeding with respect to FMFK, FMFK Insurance Subsidiaries, their respective officers or employees is pending before any insurance department.

     (c) FMFK or FMFK Insurance Subsidiaries has the right to receive commissions resulting from client accounts free and clear of all encumbrances, and there are no claims concerning any right to receive commissions resulting from client accounts made by any other Person. Neither FMFK nor FMFK Insurance Subsidiaries have created an encumbrance on a client account or has otherwise transferred any right to commissions arising out of any client account.

     (d) Neither FMFK nor any of FMFK Insurance Subsidiaries has, to its Knowledge, engaged in price fixing, bid rigging or any other anticompetitive activity of the type described in Complaint, Index No. 403342/2004, filed with the Supreme Court of the State of New York in the County of New York on behalf of the People of the State of New York by Eliot Spitzer against Marsh & McLennan Companies, Inc. and Marsh, Inc. on October 14, 2004.

Section 4.29 Information as to FMFK; Limitation of Use and Reliance by other Persons.

     (a) None of the representations or warranties made by FMFK or MERGER SUB with respect to FMFK or MERGER SUB in this Agreement or in any agreement or document executed and delivered pursuant hereto are false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein contained not misleading.

     (b) Except for shareholders of OLYMPIC or FMFK in the context of determining whether to vote in favor of the Merger, the representations and warranties contained herein are solely for the use and benefit of OLMYPIC and shall not be relied upon or used by, and are not intended to be for the benefit of, any person other than OLYMPIC, including persons who may be current or future shareholders of FMFK or OLYMPIC and shall not constitute, and no person shall have the right to claim that the representations or warranties contained herein constituted, the basis of any decision of whether or not to purchase the securities of OLYMPIC OR FMFK.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF OLYMPIC

         Except as specifically disclosed in OLYMPIC Disclosure Schedule delivered by OLYMPIC to FMFK immediately prior to the execution of this Agreement (the "OLYMPIC Disclosure Schedule"), OLYMPIC represents and warrants to FMFK and MERGER SUB as follows:

Section 5.1       Organization and Qualification.

     (a) OLYMPIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. OLYMPIC has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted.

     (b) OLYMPIC is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified or in good standing, taken together with all other such failures, would not have a Material Adverse Effect on OLYMPIC.

     (c) OLYMPIC has heretofore furnished or made available to FMFK complete and correct copies of (i) the charter documents (including the articles or certificate of incorporation and bylaws, if any), as most recently amended to date of OLYMPIC and each of its Subsidiaries and (ii) any code of conduct or similar policy adopted by OLYMPIC and each of its Subsidiaries. Each such charter document is in full force and effect. Neither OLYMPIC nor any of its Subsidiaries is in violation of any of the provisions of its respective charter documents. The corporate minute books of OLYMPIC are complete in all material respects and the minutes and consents contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All material actions by OLYMPIC which required director or shareholder approval are reflected in the corporate minute books of OLYMPIC. OLYMPIC is not in material violation or breach of, or in material default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

Section 5.2 Capitalization. The authorized capital stock of OLYMPIC consists of 30,000,000 shares of Common Stock, $0.02 par value per share (the "OLYMPIC Common Stock") and 200,000 shares of Preferred Stock, consisting of 50,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share (the "OLYMPIC Series A Preferred Stock" or "OLYMPIC Preferred Stock"). As of June 6, 2005, (a) 5,045,878 shares of OLYMPIC Common Stock were issued and outstanding,
(b) 33,320 shares of OLYMPIC Series A Preferred were issued and outstanding,
(c)1,965,497 shares of OLYMPIC Common Stock were reserved for issuance pursuant to the OLYMPIC Stock Plans, of which stock options to purchase an aggregate of 952,000 shares of OLYMPIC Common Stock were outstanding, and no shares of OLYMPIC Common Stock were reserved for issuance pursuant to Nonplan Stock Options, (d) 2,347,280 shares of OLYMPIC Common Stock were reserved for issuance upon exercise of warrants ("OLYMPIC Warrants") and (e) no OLYMPIC Shares were held in the Treasury of OLYMPIC or any of its Subsidiaries.

         All the outstanding shares of OLYMPIC's capital stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in this Section 5.2, or in Section 5.2 of OLYMPIC Disclosure Schedule or in OLYMPIC SEC Documents, there are outstanding (x) no shares of capital stock or other voting securities of OLYMPIC, (y) no securities of OLYMPIC convertible into or exchangeable for shares of capital stock or voting securities of OLYMPIC, and (z) no preemptive or similar rights, subscription or other rights, convertible securities, or agreements relating to the capital stock of OLYMPIC, obligating OLYMPIC to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of OLYMPIC or obligating OLYMPIC to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses (x), (y) and (z) being referred to collectively as "OLYMPIC Securities"). Other than as set forth in Section 5.2 of the OLYMPIC Disclosure Schedule, there are no outstanding obligations of OLYMPIC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any OLYMPIC Securities. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which OLYMPIC or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of the capital stock of OLYMPIC or any agreements, arrangements, or other understandings to which OLYMPIC or any of its Subsidiaries is a party or by which it is bound that will limit in any way the solicitation of proxies by or on behalf of OLYMPIC from, or the casting of votes by, the stockholders of OLYMPIC with respect to the Merger.

Section 5.3 Authority. OLYMPIC has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of its stockholders to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of OLYMPIC of its obligations thereunder, and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of OLYMPIC. The Board of Directors of OLYMPIC has directed that the issuance of OLYMPIC Common Stock pursuant to this Agreement be submitted to OLYMPIC stockholders for approval at a meeting of OLYMPIC stockholders (the "OLYMPIC Stockholders Meeting"), and, except for the approval of the issuance of OLYMPIC Common Stock and OLYMPIC Preferred Stock in the Merger by a majority vote at a meeting of OLYMPIC stockholders at which a quorum is present (the "OLYMPIC Stockholder Approval"), no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by OLYMPIC and OLD SUB (assuming due authorization, execution and delivery by FMFK AND MERGER SUB), it constitutes a legal, valid and binding agreement of OLYMPIC and MERGER SUB, enforceable against each in accordance with its terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) applicable rules and regulations of the NASD with respect to change of control of a registered broker-dealer.

Section 5.4 Governmental Authorization. The execution, delivery and performance by OLYMPIC of this Agreement and the consummation of the Merger by OLYMPIC require no consent of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with DGCL and the NJBCA, (b) compliance with any applicable requirements of the Exchange Act, (c) compliance with any applicable requirements of the NASD and state blue sky commissioners, (d) compliance with any applicable requirements of the Securities Act and state securities laws, and (e) other actions or filings, which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.5 Non-Contravention. The execution, delivery and performance by OLYMPIC of this Agreement and the obligations hereunder and the consummation by OLYMPIC of the transactions contemplated hereby do not and will not, except as set forth in Section 5.5 of OLYMPIC's Disclosure Schedule (a) assuming compliance with the matters referred to in Section 5.3, contravene or conflict with the certificate of incorporation or bylaws of OLYMPIC, (b) assuming compliance with the matters referred to in Section 5.4, violate, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to OLYMPIC or any of its Subsidiaries, (c) violate, constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of OLYMPIC or any of its Subsidiaries or to a loss of any benefit to which OLYMPIC or any of its Subsidiaries is entitled under any provision of any material agreement, contract or other instrument binding upon OLYMPIC or any of its Subsidiaries (the "OLYMPIC Agreements") or any material license, franchise, permit or other similar authorization held by OLYMPIC or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of OLYMPIC or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, or losses or Liens referred to in clause (c) or (d) which would not, individually or in the aggregate, have a Material Adverse Effect on OLYMPIC. Except as disclosed in Section 5.5 of the OLYMPIC Disclosure Schedule, neither OLYMPIC nor any Subsidiary of OLYMPIC is a party to any agreement that expressly limits the ability of OLYMPIC or any Subsidiary of OLYMPIC to compete in or conduct any line of business of FMFK, or compete with any Person or in any geographic area or during any period of time in connection therewith, except to the extent that any such limitation, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on OLYMPIC after the Effective Time.

Section 5.6 Board Recommendation. The Board of Directors of OLYMPIC has (a) approved and adopted this Agreement, (b) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of OLYMPIC, and (c) resolved to recommend the approval of Merger, the adoption of the Merger Agreement and the approval of the issuance of shares of OLYMPIC Common Stock in connection with the Merger.

Section 5.7 OLYMPIC Subsidiaries. Each of OLYMPIC's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of OLYMPIC's Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, which states or jurisdictions are listed on Section 5.7 of OLYMPIC Disclosure Schedule, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on OLYMPIC. Exhibit 21 to OLYMPIC's Annual Report on Form 10-K for the fiscal year ended September 30, 2004, as filed with the SEC, lists the only Subsidiaries of OLYMPIC at September 30, 2004, and all Subsidiaries of OLYMPIC thereafter formed or acquired are listed in Section 5.7 of OLYMPIC Disclosure Schedule. All of outstanding shares of capital stock of the Subsidiaries of OLYMPIC are validly issued, fully paid and nonassessable and are owned by OLYMPIC free and clear of all liens, claims, charges or encumbrances, and there are no irrevocable proxies with respect to such shares. Except as set forth in Section 5.7 of OLYMPIC Disclosure Schedule and except for the capital stock of its Subsidiaries, OLYMPIC does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, limited liability company or other entity which is material to the business of OLYMPIC and its Subsidiaries, taken as a whole. There are no restrictions on OLYMPIC to vote the stock of any of its Subsidiaries.

Section 5.8 SEC Filings. OLYMPIC has filed with the SEC true and complete copies of, all forms, reports, schedules and other documents required to be filed by it under the Exchange Act or the Securities Act since January 1, 2001 (as such documents have been amended since the time of their filing, collectively, the "OLYMPIC SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the OLYMPIC SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Except as set forth in Schedule 5.8 of OLYMPIC's Disclosure Schedule, none of OLYMPIC's Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements included in the OLYMPIC SEC Documents were prepared in accordance with GAAP consistently applied (except as may be otherwise indicated in the notes thereto), and fairly present the financial position of OLYMPIC as at the dates thereof and its results of operations and cash flows for the periods indicated. None of OLYMPIC's Subsidiaries is required to file any forms, reports or other documents with the SEC. Additionally, since the adoption of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and to the extent that OLYMPIC is subject to Sarbanes-Oxley, OLYMPIC has complied in all material respects with the applicable laws, rules and regulation under Sarbanes-Oxley.

Section 5.9       Disclosure Documents.

     (a) The Joint Proxy Statement/Prospectus to be filed with the SEC in connection with the Merger and the Form S-4 to be filed under the Securities Act relating to the issuance of FMFK Common Stock in the Merger, and any amendments or supplements thereto, will, when filed, subject to the last sentence of
Section 5.9(b), comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act.

     (b) Neither the Joint Proxy Statement/Prospectus to be filed with the SEC, nor any amendment or supplement thereto, will, at the date the Joint Proxy Statement/Prospectus or any such amendment or supplement is first mailed to stockholders of OLYMPIC or FMFK, as the case may be, or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Form S-4 nor any amendment or supplement thereto will at the time it becomes effective under the Securities Act or at the Effective Time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty is made by OLYMPIC in this Section 5.9 with respect to statements made or incorporated by reference therein based on information supplied by FMFK for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or the Form S-4.

     (c) The affirmative vote of the holders of a majority of the outstanding shares of OLYMPIC Common Stock and LYMPIC' Series A Preferred Stock, voting on an as-converted basis on the OLYMPIC Record Date at a duly constituted OLYMPIC Stockholders Meeting is the only vote of the holders of any class or series of OLYMPIC's capital stock necessary to adopt this Agreement and approve the Merger.

Section 5.10 Absence of Certain Changes. Except as set forth in Section 5.10 of the OLYMPIC Disclosure Schedule, and except as expressly permitted by this Agreement, since March 31, 2005 (the "OLYMPIC Balance Sheet Date"), OLYMPIC and each Subsidiary has conducted its respective business in the ordinary course consistent with past practice and, without limiting the generality of the foregoing:

     (a) There has been no event, occurrence or development of a state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect on OLYMPIC and its Subsidiaries, taken as a whole;

     (b) There has not been any amendment or change in the Certificate of Incorporation or Bylaws of OLYMPIC or its Subsidiaries;

     (c) OLYMPIC has not nor has any Subsidiary of OLYMPIC incurred additional debt for, borrowed money, or incurred any obligation or liability which individually or in the aggregate exceeded $50,000, except in the ordinary course of business consistent with past practice;

     (d) OLYMPIC has not nor has any Subsidiary declared or made any dividend, payment or other distribution on or with respect to any share of capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, other than, in the case of any Subsidiary, to OLYMPIC;

     (e) Neither OLYMPIC nor its Subsidiaries has made any change in accounting principles or methods, except in so far as may be required under GAAP;

     (f) Neither OLYMPIC nor any Subsidiary has entered into any material transaction or contract, or made any commitment to do the same, except in the ordinary course of business consistent with past practice except for settlements of litigations, arbitrations or other claims or proceedings which may be made by FMFK or any Subsidiary;

   (g) OLYMPIC has not nor has any Subsidiary of OLYMPIC granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who, whether as a result of such increase or prior thereto, receives aggregate compensation from OLYMPIC or its Subsidiaries at an annual rate of $50,000 or more, or except in the ordinary course of business to any other employees;

     (h) OLYMPIC has not nor has any Subsidiary of OLYMPIC entered into an employment or exclusive consultant agreement which is not cancelable without penalty or other financial obligation within 30 days; and

     (i) OLYMPIC has not nor has any Subsidiary of OLYMPIC agreed, whether or not in writing, to do any of the actions set forth in any of the above clauses.

Section 5.11 No Undisclosed Material Liabilities. Since the OLYMPIC Balance Sheet Date, there are no material liabilities of OLYMPIC or any Subsidiary of OLYMPIC of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

     (a) Liabilities incurred in the ordinary course of business and consistent with past practice;

     (b) Liabilities disclosed in the OLYMPIC SEC Documents filed prior to the date hereof; and

     (c) Liabilities under this Agreement.

Section 5.12 Litigation. Except as disclosed in OLYMPIC SEC Documents or on
Section 5.12 of OLYMPIC's Disclosure Schedule, there is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending or, to OLYMPIC's Knowledge, threatened, against OLYMPIC or any Subsidiary, any of their respective directors, officers, employees or agents, or involving any of their respective assets or properties before any court, agency, authority, arbitration panel or other tribunal which, if determined adversely, would have a Material Adverse Effect on OLYMPIC. Except as disclosed in FMFK SEC Documents or in Section 5.12 of OLYMPIC's Disclosure Schedule, OLYMPIC is not nor is any Subsidiary subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is OLYMPIC or any Subsidiary in default with respect to any notice, order, writ, injunction or decree which would have a Material Adverse Effect on OLYMPIC.

Section 5.13      Taxes.

     (a) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of OLYMPIC or any Subsidiary of OLYMPIC (collectively, the "OLYMPIC Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time have been or will be paid on or before such date, other than such Taxes which are adequately reserved for in accordance with GAAP. The OLYMPIC Financial Statements fully accrue all actual and contingent liability for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The OLYMPIC Financial Statements (i) fully accrue consistent with past practices and in accordance with GAAP all actual and contingent liabilities for Taxes with respect to all periods through the date of the OLYMPIC Financial Statements and (ii) properly accrue consistent with past practices and in accordance with GAAP all liabilities for Taxes payable after the OLYMPIC Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the OLYMPIC Financial Statements relating to Tax matters is accurate in all material respects.

     (b) No Tax liability has been incurred since the date of OLYMPIC Financial Statements other than in the ordinary course of business and adequate provision has been made for all Taxes since that date in accordance with GAAP on at least a quarterly or, with respect to employment taxes, monthly basis. OLYMPIC and each Subsidiary of OLYMPIC have, in all material respects, withheld and paid to the applicable financial institution or Taxing Authority all amounts of Taxes required to be withheld. No OLYMPIC Returns filed with respect to federal income tax returns for Taxable years of OLYMPIC in the case of the United States, have been examined by the Internal Revenue Service. OLYMPIC has not nor has any Subsidiary of OLYMPIC been granted any extension or waiver of the limitation period applicable to any OLYMPIC Return.

     (c) There is no claim, audit, action, suit, proceeding or, investigation now pending or, to OLYMPIC's Knowledge, threatened against or with respect to OLYMPIC or any Subsidiary of OLYMPIC in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by OLYMPIC or any Subsidiary of OLYMPIC which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). There are no liens for Taxes upon the assets of OLYMPIC or any Subsidiary of OLYMPIC except liens for current Taxes not yet delinquent. Except as may be required as a result of the Merger, OLYMPIC has not nor has any Subsidiary of OLYMPIC been nor will it be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time.

    (d) There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of OLYMPIC or any Subsidiary of OLYMPIC that, individually or collectively, could, as a result of the transactions contemplated hereby, give rise to the payment of any amount that would not be deductible pursuant to section 280G or section 162 (m) of the Code. Other than pursuant to this Agreement, OLYMPIC is not nor is any Subsidiary of OLYMPIC a party to or bound by (nor will they prior to the Effective Time become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than OLYMPIC or any Subsidiary. None of the assets of OLYMPIC or any Subsidiary of OLYMPIC (i) is property that OLYMPIC or any Subsidiary of OLYMPIC is required to treat as owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code, or (iii) is "tax exempt use property" within the meaning of section 168(h) of the Code. OLYMPIC has not nor has any Subsidiary of OLYMPIC participated in (and prior to the Effective Time OLYMPIC will not nor will any Subsidiary of OLYMPIC participate in) an international boycott within the meaning of section 999 of the Code. OLYMPIC has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of section 6661 of the Code. OLYMPIC has previously provided or made available to FMFK complete and accurate copies of all OLYMPIC Returns and, as reasonably requested by FMFK, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

Section 5.14      Employees and Employee Benefit Plans.

     (a) Except as set forth at Section 5.14(a) of the OLYMPIC Disclosure Schedule, neither OLYMPIC nor any Subsidiary of OLYMPIC has entered into any employment contract or arrangement with any director, officer, employee or any other consultant or Person (i) which is not terminable by it at will without liability, except as the right of OLYMPIC or such Subsidiary to terminate its employees at will may be limited by applicable federal, state or foreign law, or
(ii) under which OLYMPIC or any Subsidiary of OLYMPIC could have any material liability (collectively, the "OLYMPIC Employment Agreements").

     (b) Except as set forth in Section 5.14(b) of the OLYMPIC Disclosure Schedule, neither OLYMPIC nor any Subsidiary maintains any Employee Plans.

     (c) OLYMPIC has made available to FMFK true, complete and correct copies of
(i) each OLYMPIC Employment Agreement, (ii) each Employee Plan (or, in the case of any unwritten Employee Plans, descriptions thereof), (iii) the most recent annual report on Form 5500 filed with the IRS with respect to each Employee Plan (if any such report was required), (iv) the most recent summary plan description for each Employee Plan for which such summary plan description is required, (v) each trust agreement and group annuity contract relating to any Employee Plan,
(vi) each determination letter and any outstanding request for a determination letter, and (vii) all correspondence with the IRS or the United States Department of Labor relating to any outstanding controversy or audit. Each Employee Plan complies in all material respects with applicable laws, including, without limitation, ERISA and the Code.

     (d) Each Employee Plan has been maintained, funded, operated and administered in compliance in all material respects with all applicable laws and regulations, including but not limited to, ERISA, the Code, and the Health Insurance Portability and Accountability Act of 1996. Each Employee Plan that is intended to be qualified under section 401(a) of the Code and each trust forming a part thereof that is intended to be exempt from taxation under section 501(a) of the Code has received a favorable determination letter from the IRS as to its qualification and tax-exempt status and nothing has occurred, whether by any action or any failure to act, since the date of such determination letter that could adversely affect the qualification of such Employee Plan or the tax-exempt status of such related trust. No event has occurred and, to the Knowledge of OLYMPIC, there currently exists no condition or set of circumstances in connection with OLYMPIC that could reasonably be expected to be subject to any liability under the terms of any Employee Plans (other than for benefits payable in the normal course of the operations of the Employee Plans), ERISA, the Code or any other applicable law, including any liability under Title IV of ERISA. Each Employee Plan can be amended or terminated in accordance with its terms and any applicable law without any material liability to OLYMPIC or any of its Subsidiaries. No Employee Plan is a "multiemployer plan" as defined in section 3(37) of ERISA and 414(f) of the Code, or a "multiple employer plan" as described in section 4063(a) of ERISA and 413 of the Code, and none of OLYMPIC, any of its Subsidiaries or any ERISA Affiliate has ever contributed or had an obligation to contribute to any multiemployer plan or any plan subject to Title IV of ERISA. For purposes of this Section 5.14(d), an "ERISA Affiliate" is any organization that is a member of the controlled group of organizations of FMFK and its Subsidiaries (within the meaning of sections 414(b), (c), (m) or (o) of the Code).

    (e) Except as set forth in Section 5.14(e) of OLYMPIC Disclosure Schedule, no current or former director, officer or other employee of, or consultant to, OLYMPIC or any of its Subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or compensation plan or arrangement of OLYMPIC) as a result of the transactions contemplated hereby.

     (f) Except as set forth in Section 5.14(f) of OLYMPIC Disclosure Schedule, no Employee Plan provides post-retirement health and medical, life or other insurance benefits for retired employees of OLYMPIC or any of its Subsidiaries (other than benefit coverage mandated by applicable statute, including benefits provided pursuant to COBRA). The unfunded post retirement benefit obligation (determined as of December 31, 2003 in accordance with United States Financial Accounting Standards Board Statement No. 106) of OLYMPIC and its Subsidiaries with respect to all post retirement benefits of their current and former employees equals the amount set forth in OLYMPIC Balance Sheet.

     (g) There has been no amendment to, written interpretation or announcement (whether or not written) by OLYMPIC or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the twelve (12) months ended on the OLYMPIC Balance Sheet Date.

Section 5.15      Compliance with Law.

     (a) All licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of OLYMPIC and its Subsidiaries which are necessary to the conduct of OLYMPIC's and its Subsidiaries' respective businesses ("OLYMPIC Permits") are in full force and effect and neither OLYMPIC nor any Subsidiary is in violation of any OLYMPIC Permit in any respect, except for such exceptions or violations that, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect. Except for exceptions which would not have a Material Adverse Effect, the businesses of OLYMPIC and its Subsidiaries have been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

     (b) OLYMPIC and its Subsidiaries possess and are in substantial compliance with all Governmental and SRO Authorizations that are required to conduct the broker-dealer business of OLYMPIC and its Subsidiaries including, without limitation, all authorizations and licenses issued to any principal, officer or employee of OLYMPIC and its Subsidiaries used in connection with the conduct or operations of OLYMPIC's and its Subsidiaries' business, except where the failure to obtain or comply with such Governmental and SRO Authorization would not have a Material Adverse Effect on OLYMPIC or its Subsidiaries. Each of such Governmental and SRO Authorizations is valid and in full force and effect and neither OLYMPIC nor its Subsidiaries nor any of their respective employees received in writing, at any time since January 1, 2004, other than as set forth on OLYMPIC's and its Subsidiaries' Form BD, any notice or other communication from any governmental body regarding (i) any actual or alleged violation of or failure to comply with any material term or requirement of any Governmental and SRO Authorization, or (ii) any actual or proposed revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental and SRO Authorization, except as may be required to consummate the transaction contemplated hereby.

     (c) OLYMPIC and its Subsidiaries are, and at all times since January 1, 2004, have been in compliance with SEC Rule 15c-3(1) and Rule 15c-3(3) and in substantial compliance with the other provisions of Rule 15c-3.

Section 5.16 Contracts. Each OLYMPIC Agreement is legally valid and binding and in full force and effect, except where the failure to be legally valid and binding and in full force and effect would not have a Material Adverse Effect, and there are no defaults thereunder, except those defaults that would not have a Material Adverse Effect. To OLYMPIC's Knowledge, no other party to any of the OLYMPIC Agreements has breached or is in default of any of its obligations thereunder.

Section 5.17 Finders' or Advisors' Fees. Except as set forth in Section 5.17 of OLYMPIC's Disclosure Schedule, there is no investment broker, finder or other intermediary which has been retained by or is authorized to act on behalf of OLYMPIC or its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

Section 5.18 Environmental Matters. Except as disclosed in the OLYMPIC SEC Documents or as set forth in Section 5.18 of the OLYMPIC Disclosure Schedule:

     (a) OLYMPIC possesses any and all Environmental Permits necessary to or required for the operation of its business as currently conducted, except where the failure to possess such Environmental Permits would not cause a Material Adverse Effect. OLYMPIC will obtain, prior to the Closing, any Environmental Permits that must be obtained as of or immediately after the Closing in order for the Surviving Corporation and/or OLYMPIC to conduct the business of OLYMPIC as it was conducted prior to the Closing.

    (b) OLYMPIC is in compliance  in all material  respects with (i) all terms,
conditions  and  provisions  of  its   Environmental   Permits;   and  (ii)  all
Environmental Laws.

     (c) OLYMPIC has not received any notice of alleged, actual or potential responsibility for, or any inquiry regarding, (i) any release or threatened or suspected release of any Hazardous Material, or (ii) any violation of Environmental Law, and there is no outstanding civil, criminal or administrative investigation, action, suit hearing or proceeding pending or threatened against OLYMPIC pursuant to any Environmental Law.

     (d) OLYMPIC does not have any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material and any violation of Environmental Law, and there have been no events, facts or circumstances which could form the basis of any such obligation or liability.

     (e) No Releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site and no Hazardous Material is present in, on, about or migrating to or from any Site.

     (f) Neither OLYMPIC, nor any predecessor of OLYMPIC, nor any entity previously owned by OLYMPIC, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at, from or to any site or other location.

     (g) No Site is a current or proposed Environmental Clean-up Site.

     (h) There are no Liens under or pursuant to any Environmental Law on any Site.

     (i) There is no (i) underground storage tank, active or abandoned, (ii) polychlorinated biphenyl containing equipment, (iii) asbestos-containing material, (iv) radon, (v) lead-based paint or (vi) urea formaldehyde at any Site. Any underground storage tank meets all current applicable upgrade requirements.

     (j) There have been no Environmental investigations, studies, audits, tests, reviews or other analyses conducted which are in OLYMPIC's possession with respect to any Site which have not been delivered to OLYMPIC prior to execution of this Agreement.

     (k) OLYMPIC has provided all notifications and warnings, made all reports, and kept and maintained all records required pursuant to Environmental Laws, except where the failure to do so would not be reasonably expected to have a Material Adverse Effect.

Section 5.19 Labor Matters. There are no labor disputes or union organization activities pending or to OLYMPIC's Knowledge, threatened between OLYMPIC or its Subsidiaries and any of its employees. None of the employees of OLYMPIC or its Subsidiaries belongs to any union or collective bargaining unit. OLYMPIC and its Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity and other laws and regulations related to employment or working conditions, including all civil rights and anti-discrimination laws, rules and regulations. OLYMPIC is not nor are its Subsidiaries the subject of any material proceeding asserting that OLYMPIC or its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of OLYMPIC, threatened, any labor strike, dispute, walkout, work stoppage, slowdown or lockout involving OLYMPIC or its Subsidiaries.

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Section 5.20      Real Property.

     (a) Owned Real Property. OLYMPIC does not own any real property (including ground leases) or hold any option or right of first refusal or first offer to acquire any real property, and OLYMPIC is not obligated by contract or otherwise to purchase any real property.

     (b) Leased Real Property. Section 5.20(b) of the OLYMPIC Disclosure Schedule contains an accurate and complete list of each Real Property Lease. With respect to each Real Property Lease set forth on Section 5.20(b) of the OLYMPIC Disclosure Schedule: (a) it is valid, binding and in full force and effect; (b) all rents and additional rents and other sums, expenses and charges due to date have been paid; (c) the lessee has been in peaceable possession since the commencement of the original term thereof; (d) no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; (e) there exists no default or event of default by OLYMPIC or by any other party thereto; (f) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by OLYMPIC thereunder; and (g) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. OLYMPIC holds the leasehold estate on each Real Property Lease, free and clear of all Liens except for the liens of mortgagees of the real property in which such leasehold estate is located. The real property leased by OLYMPIC is adequate and suitable for the purposes for which it is presently being used. OLYMPIC is in physical possession and actual and exclusive occupation of the whole of each of its leased properties. OLYMPIC does not owe any brokerage commission with respect to any Real Property Lease.

Section 5.21 Proprietary Rights. Section 5.21 of OLYMPIC's Disclosure Schedule sets forth a list of all registered and material unregistered OLYMPIC Intellectual Property (as defined below) owned by OLYMPIC and used in the conduct of its business and all agreements granting any right to use or practice any right relating to OLYMPIC Intellectual Property (as defined below) currently used in the conduct of OLYMPIC's business (the "OLYMPIC Licenses"). Except as set forth in Section 5.21 of OLYMPIC Disclosure Schedule, (i) OLYMPIC or its Subsidiaries is the sole owner of all of its rights under the OLYMPIC Licenses free and clear of any liens, claims, encumbrances or interests; (ii) OLYMPIC or its Subsidiaries is the sole owner of, or has a valid right to use pursuant to an OLYMPIC License, all patents and patent applications; registered and unregistered trademarks, service marks, trade names, trade dress, logos, company names and other source or business identifiers, including all goodwill associated therewith; the names, likenesses and other attributes of individuals; registered and unregistered copyrights, computer programs and databases; trade secrets, proprietary technology, know-how, industrial designs and other confidential information ("OLYMPIC Trade Secrets"); any pending applications for any of the foregoing (collectively, the "OLYMPIC Intellectual Property") currently used in the conduct of OLYMPIC's business, free and clear of any liens, claims, encumbrances or interests, (iii) to OLYMPIC's Knowledge, the present or past operations of OLYMPIC or the Subsidiaries does not infringe upon, violate, interfere or conflict with the rights of others with respect to any OLYMPIC Intellectual Property and no claim is pending or, to OLYMPIC's Knowledge, threatened, to this effect; (iv) to OLYMPIC's Knowledge, none of OLYMPIC Intellectual Property is invalid or unenforceable, or has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of OLYMPIC Intellectual Property and no claim is pending or, to OLYMPIC's Knowledge, threatened, to this effect; (v) no OLYMPIC License provision or any other contract, agreement or understanding with any party exists which would prevent the continued use by OLYMPIC or the Subsidiaries (as currently used by OLYMPIC or its Subsidiaries) of any OLYMPIC Intellectual Property following the consummation of the transactions contemplated hereby; (vi) to OLYMPIC's Knowledge, no person is infringing upon or otherwise violating any OLYMPIC Intellectual Property or OLYMPIC License; (vii) there are no claims pending or, to OLYMPIC's Knowledge, threatened in connection with any OLYMPIC License; and
(viii) no OLYMPIC Trade Secret has been disclosed by OLYMPIC or its Subsidiaries to any third party except subject to an appropriate confidentiality agreement or as required by a governmental authority.

Section 5.22 Insurance. OLYMPIC has provided FMFK with copies of all insurance policies to which OLYMPIC or its Subsidiaries is a party or is a beneficiary or named insured. All of the insurable properties of OLYMPIC and its Subsidiaries are insured pursuant to insurance policies. Such policies are in full force and effect, all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received by OLYMPIC. There have been no claims in excess of $50,000 asserted under any of the insurance policies of OLYMPIC or its Subsidiaries in respect of all general liability, professional liability, errors and omissions, property liability and worker's compensation and medical claims since OLYMPIC's Balance Sheet Date.

Section 5.23 Opinion of Financial Advisor. OLYMPIC has been advised by its financial advisor, McColl Garella, LLC that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair from a financial point of view to OLYMPIC's stockholders and, as of the date hereof, such opinion has not been withdrawn (such opinion, the "OLYMPIC Fairness Opinion").

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Section 5.24 Interests in Other Entities. Other than as set forth in Section
5.24 of the OLYMPIC Disclosure Schedule and except for the capital stock of its Subsidiaries, OLYMPIC does not (i) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation, (ii) have any ownership interest, direct or indirect, of record or beneficially, in any unincorporated entity, or (iii) have any obligation, direct or indirect, present or contingent, (1) to purchase or subscribe for any interest in, advance or loan monies to, or in any way make investments in, any Person, or (2) to share any profits or capital investments or both.

Section 5.25 Officer and Director Information. Except as set forth in the OLYMPIC SEC Documents, during the past five years, neither OLYMPIC, nor any of its officers or directors, nor any person intended upon consummation of the Merger to be nominated by OLYMPIC to become an officer or director of FMFK or any successor entity or subsidiary, has been the subject of:

     (a) A petition under the Federal bankruptcy laws or any other insolvency or moratorium law or a petition seeking to appoint a receiver, fiscal agent or similar officer for the business or property of OLYMPIC or such person, or any partnership in which OLYMPIC or any such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which any such person was an executive officer at or within two years before the time of such filing;

     (b) A conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence of an intoxicating substance);

     (c) Any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining OLYMPIC or any such person from, or otherwise limiting, the following activities:

     (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment OLYMPIC, bank, savings and loan association or insurance OLYMPIC, or engaging in or continuing any conduct or practice in connection with such activity;

    (ii) Engaging in any type of business practice; or

     (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

     (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of OLYMPIC or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

     (e) a finding by a court of competent jurisdiction in a civil action or by the SEC to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or

     (f) a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated. All items described in clauses (a) through (f) above are collectively referred to herein as "Adverse Events."

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Section 5.26 Trading with the Enemy Act; Patriot Act. No sale of OLYMPIC's securities nor OLYMPIC's use of the proceeds from such sale has violated the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, OLYMPIC (a) is not a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) and (b) does not engage in any dealings or transactions, and is not otherwise associated with any such person. OLYMPIC is in material compliance with the USA Patriot Act of 2001 (signed into law October 26, 2001).

Section 5.27 Information as to OLYMPIC; Limitation of Use and Reliance by other Persons.

     (a) None of the representations or warranties made by OLYMPIC with respect to OLYMPIC or its Subsidiaries in this Agreement or in any agreement or document executed and delivered pursuant hereto are false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein contained not misleading.

     (b) Except for shareholders of OLYMPIC or FMFK in the context of determining whether to vote in favor of the Merger, the representations and warranties contained herein are solely for the use and benefit of FMFK and shall not be relied upon or used by, and are not intended to be for the benefit of, any person other than FMFK, including persons who may be current or future shareholders of FMFK or OLYMPIC, and shall not constitute, and no person shall have the right to claim that the representations or warranties contained herein constituted, the basis of any decision of whether or not to purchase the securities of OLYMPIC OR FMFK.

                                    ARTICLE 6

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 6.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, FMFK and MERGER SUB, on the one hand, and OLYMPIC, on the other hand, each agrees as to itself and its Subsidiaries (in each such case, the "Agreeing Party") that (except as expressly contemplated or permitted by this Agreement or Section 6.1 of FMFK Disclosure Schedule or OLYMPIC Disclosure Schedule, as the case may be):

(a)      Ordinary Course.

     (i) The Agreeing Party and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable commercial efforts to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

     (ii) The Agreeing Party shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith which do not exceed $50,000 in the aggregate; provided, however, that either party shall have the right to (i) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith in excess of $50,000 provided that notice thereof is provided to the other party and (ii) act as placement agent, selling group member or underwrite securities offerings in the ordinary course of business on behalf of its clients without any notice to the other party.

    (b) Dividends; Changes in Share Capital. The Agreeing Party shall not, and shall not permit any of its Subsidiaries to, and shall not propose to: (i) except as contemplated by OLYMPIC Series A Preferred Stock and FMFK Series A Preferred Stock and FMFK Series B Preferred Stock, declare or pay any dividends on or make other distributions in respect of any of its capital stock, except
(x) the declaration and payment of regular dividends from a Subsidiary of the Agreeing Party to the Agreeing Party or to another Subsidiary of the Agreeing Party in accordance with past dividend practice, (y) the declaration, subject to the applicable provisions of the NJBCA, of dividends on FMFK Series A Preferred Stock and on FMFK Series B Preferred Stock; and (z) the declaration, subject to the applicable provisions of the DGCL, of dividends on OLYMPIC Series A Preferred Stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Agreeing Party which remains a wholly owned Subsidiary after consummation of such transaction; or
(iii) without the prior consent of the other party, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock. Notwithstanding the forgoing, FMFK understands and agrees that prior to the Closing OLYMPIC may, subject to requisite approval of its stockholders, amend the terms of the OLYMPIC Series A Preferred Stock to provide for a reduction in the conversion price and liquidation preference price from $1.50 to $1.25 per share.

     (c) Issuance of Securities. The Agreeing Party shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any shares of its capital stock of any class, or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than or in connection with: (i) the issuance of FMFK Common Stock upon the exercise in accordance with their present terms of FMFK Warrants and FMFK Stock Options outstanding as of the date of this Agreement; (ii) the issuance of OLYMPIC Common Stock upon the exercise in accordance with their present terms of OLYMPIC Warrants and OLYMPIC Stock Options outstanding as of the date of this Agreement; (iii) the issuance of stock options to newly-hired employees in the ordinary course of business consistent with past practice; (iv) issuances, sales or deliveries by a wholly owned Subsidiary of the Agreeing Party of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of the Agreeing Party, (v) the issuance of FMFK's Common Stock pursuant to outstanding convertible debentures as of the date hereof or (vi) issuance of OLYMPIC's and/or FMFK's capital stock and/or convertible debt to third parties in order to meet the conditions of
Section 8.1(g) hereof.

     (d) Governing Documents. Except to the extent required to comply with its obligations hereunder (including without limitation the amendment of FMFK's charter documents to authorize the FMFK Series B Preferred Stock) or with applicable law, the Agreeing Party shall not, and shall not permit its Subsidiaries to, amend or propose to so amend its Certificate of Incorporation or its By Laws or other governing documents.

     (e) No Acquisitions. Neither Agreeing Party shall, nor shall it permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of the Agreeing Party and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor). Neither Agreeing Party shall, nor shall it permit its Subsidiaries to, enter into any material joint venture, partnership or other similar arrangement.

     (f) No Dispositions. Neither Agreeing Party shall, nor shall it permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any substantial part of its assets (including capital stock of Subsidiaries of the Agreeing Party) other than in the ordinary course of business consistent with past practice.

     (g) Insurance. Neither Agreeing Party shall, nor shall it permit any of its Subsidiaries to, fail to renew any insurance policy naming it as a beneficiary or a loss payee, or take any steps or fail to take any steps that would permit any insurance policy naming it as a beneficiary or a loss payee to be canceled, terminated or materially altered, except in the ordinary course of business and consistent with past practice or in connection with the transactions contemplated hereby.

     (h) Investments; Indebtedness. Neither Agreeing Party shall, nor shall it permit any of its Subsidiaries to: (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by the Agreeing Party or a Subsidiary of the Agreeing Party to or in the Agreeing Party or any Subsidiary of the Agreeing Party, (B) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Agreeing Party and its Subsidiaries taken together as a whole (provided that none of such transactions referred to in this clause (B) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Law); or (ii) except in the ordinary course consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Agreeing Party or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing.

     (i) Compensation.

          (i) Neither Agreeing Party shall increase the amount of compensation of, or pay any severance to any director, officer or employee (other than in the ordinary course of business consistent with past practice or as contemplated by this Agreement) of the Agreeing Party or any Subsidiary of the Agreeing Party, or make any increase in, or commitment to increase, or accelerate the payment of any employee benefits, grant any additional stock options (except as permitted by Section 6.1(c)), adopt or amend or make any commitment to adopt or amend any Employee Plan (except as otherwise expressly provided by this Agreement or contemplated by existing obligations) or fund or make any contribution to any Employee Plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trusts funding qualified plans, entry into employment agreements or similar arrangements with officers and certain employees of the respective Party except as previously disclosed to the other Party or except with the written consent of the other party; and

          (ii) Neither Agreeing Party shall accelerate the vesting of, or the lapsing of restrictions with respect to, any FMFK Stock Option or OLYMPIC Stock Option, as the case may be, and any option granted or committed to be granted after the date of this Agreement shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement.

     (j) Tax Free Qualification. FMFK and OLYMPIC shall use their best efforts not to, and shall use their best efforts not to permit any of their Subsidiaries to, take any action (including any action otherwise permitted by this Section 6.1) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. FMFK (i) has no plan or intention to reacquire any of its stock issued in the Merger, or to liquidate OLYMPIC, merge OLYMPIC with or into another corporation, sell or otherwise dispose of the stock of OLYMPIC (except for transfers to corporations controlled by FMFK), or to cause OLYMPIC to sell or otherwise dispose of any of its assets (other than transfers to corporations controlled by FMFK) except for dispositions made in the ordinary course of business, and (ii) will cause OLYMPIC to continue its historic business or use a significant portion of its historic business assets in a business.

     (k) Accounting Methods; Tax Matters. Except as disclosed in FMFK SEC Documents and OLYMPIC SEC Documents, as the case may be, filed prior to the date of this Agreement, or as required by a governmental entity, neither Agreeing Party shall change in any material respect its methods of accounting in effect at September 30, 2004, except as required by changes in GAAP as concurred in by the Agreeing Party's independent public accountants. Neither Agreeing Party shall: (i) change its fiscal year (other than with respect to the determination of the fiscal year of OLYMPIC following the Effective Date); (ii) make any Tax election that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (iii) settle any material Tax claim or assessment; or (iv) surrender any right to claim a material Tax refund or to any extension or waiver of the limitations period applicable to any material Tax claim or assessment.

     (l) Litigation/Regulatory Investigation. Neither Agreeing Party shall, nor shall it permit any of its subsidiaries to, settle or compromise any material suit, action, proceeding or regulatory investigation pending (or arising after the date of this Agreement but prior to the Effective Time) for an amount in excess of $250,000 (but if in excess of $250,000 such Agreeing Party may settle or compromise such claim with the prior notice to and consent of the other party, such consent not to be unreasonably withheld or delayed) or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any suit, action, proceeding or regulatory investigation pending, except for such consent decrees, injunctions or restraints which would not individually or in the aggregate have a Material Adverse Effect.

     (m) Intellectual Property. Neither Agreeing Party shall transfer or license to any Person or otherwise extend, amend or modify any rights to any Intellectual Property owned by either Agreeing Party, other than in the ordinary course of business or pursuant to any contracts, agreements, arrangements or understandings currently in place.

     (n) Certain Actions. Other than as expressly permitted by Sections 9.1, 9.2 or 9.3, hereof, neither Agreeing Party shall take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement.

     (o) No Related Actions. Neither Agreeing Party shall, nor shall it permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

     (p) Governmental Filings. FMFK and OLYMPIC shall (a) confer on a reasonable basis with each other and (b) report to each other (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) on operational matters. FMFK and OLYMPIC shall file all reports and correspondence required to be filed by each of them with the SEC (and all other Governmental

Entities) and the NASD between the date of this Agreement and the Effective Time and shall, if requested by the other party and (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, correspondence, announcements and publications promptly upon request.

Section 6.2 Other FMFK Acquisition Proposals. Except as otherwise provided in this Section 6.2, FMFK shall not, and shall not permit or authorize FMFK's Subsidiaries, its and their officers, directors, employees, affiliates, agents or other representatives (including without limitation any investment banker, financial advisor, attorney or accountant retained by it or any of its Subsidiaries), directly or indirectly, to initiate, solicit or knowingly encourage (including by way of furnishing information) any inquiries or the making of any proposal relating to, any FMFK Acquisition Proposals (as defined below), or enter into discussions (except as to the existence of these provisions) or negotiate with any person or entity in furtherance of such inquiries or to obtain an FMFK Acquisition Proposal, or agree to, or endorse, any FMFK Acquisition Proposal and FMFK shall within twenty-four (24) hours (without counting any hours falling on a Saturday or Sunday or nationally recognized holiday) notify OLYMPIC of all relevant terms of any such inquiries or proposals received by FMFK or by any Subsidiary or by any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, FMFK shall within twenty-four (24) hours (without counting any hours falling on a Saturday or Sunday or nationally recognized holiday) deliver or cause to be delivered to OLYMPIC a copy of such inquiry or proposal and within twenty-four (24) hours (without counting any hours falling on a Saturday or Sunday or nationally recognized holiday) update OLYMPIC as to any material changes (and provide OLYMPIC with copies of same if in writing) with respect to such inquiry or proposal. Nothing contained in this Agreement shall prevent FMFK or its Board of Directors from: (a) making any disclosure to its stockholders if, in the good faith judgment of its Board of Directors, failure so to disclose would be inconsistent with its obligations under applicable law; (b) negotiating with or furnishing information to any Person who has made an unsolicited bona fide written FMFK Acquisition Proposal; or (c) recommending such FMFK Acquisition Proposal to its stockholders, if and only to the extent that, in the case of actions referred to in clause (b) or clause (c), such FMFK Acquisition Proposal is a Superior Proposal (as defined below) and OLYMPIC is given at least two (2) business days' prior written notice of the identity of the third party and all material terms and conditions of the Superior Proposal to respond to such Superior Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of FMFK from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a FMFK Acquisition Proposal; provided, however, that the Board of Directors of FMFK shall not recommend that the stockholders of FMFK tender their shares in connection with a tender offer except to the extent the Board of Directors of FMFK determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of the Board of Directors of FMFK to stockholders under applicable law, after receiving the advice of outside legal counsel.

         For purposes of this Agreement, a "FMFK Acquisition Proposal" means, in respect of FMFK, an unsolicited bona fide proposal for or in respect of (i) a merger, consolidation, business combination, recapitalization, or similar transaction involving FMFK pursuant to which the stockholders of FMFK immediately preceding such transaction would hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by FMFK of assets representing in excess of fifty percent (50%) of the aggregate fair market value of FMFK's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by FMFK), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of FMFK, from a Person that in the reasonable judgment of FMFK's Board of Directors (based on advice from a recognized investment bank, it being recognized for the purposes of this Section 6.3 that Capitalink, L.C. is a recognized investment bank) is financially capable of consummating such proposal.

         For purposes of this Agreement, a "Superior Proposal" means, an unsolicited, bona fide written FMFK Acquisition Proposal (in respect of FMFK) or OLYMPIC Acquisition Proposal (in respect of OLYMPIC) for or in respect of at least a majority of the outstanding FMFK Shares or Shares of OLYMPIC on terms that the Board of Directors of the relevant entity determines, in its good faith judgment (after consultation with its respective financial advisors) to be more favorable to the relevant entity's stockholders than the terms of the Merger; is from a Person that in the reasonable judgment of the relevant entity's Board of Directors (after consultation with a recognized investment bank) is financially capable of consummating such proposal, and that in the reasonable judgment of the relevant entity's Board of Directors (after consultation with a recognized investment bank), if accepted, is reasonably likely to be consummated taking into account all legal, financial and regulatory aspects of the offer and the Person making the offer.

Section 6.3 Other OLYMPIC Acquisition Proposals. Except as otherwise provided in this Section 6.3, OLYMPIC shall not, and shall not permit or authorize OLYMPIC's Subsidiaries, its and their officers, directors, employees, affiliates, agents or other representatives (including without limitation any investment banker, financial advisor, attorney or accountant retained by it or any of its Subsidiaries), directly or indirectly, to initiate, solicit or knowingly encourage (including by way of furnishing information) any inquiries or the making of any proposal relating to, any OLYMPIC Acquisition Proposals (as defined below), or enter into discussions (except as to the existence of these provisions) or negotiate with any person or entity in furtherance of such inquiries or to obtain an OLYMPIC Acquisition Proposal, or agree to, or endorse, any OLYMPIC Acquisition Proposal and OLYMPIC shall within twenty-four (24) hours (without counting any hours falling on a Saturday or Sunday or nationally recognized holiday) notify FMFK of all relevant terms of any such inquiries or proposals received by OLYMPIC or by any subsidiary or by any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, OLYMPIC shall within twenty-four (24) hours (without counting any hours falling on a Saturday or Sunday or nationally recognized holiday) deliver or cause to be delivered to FMFK a copy of such inquiry or proposal and within twenty-four (24) hours (without counting any hours falling on a Saturday or Sunday or nationally recognized holiday) update FMFK as to any material changes (and provide FMFK with copies of same if in writing) with respect to such inquiry or proposal. Nothing contained in this Agreement shall prevent OLYMPIC or its Board of Directors from: (a) making any disclosure to its stockholders if, in the good faith judgment of its Board of Directors, failure so to disclose would be inconsistent with its obligations under applicable law; (b) negotiating with or furnishing confidential information to any Person who has made a bona fide unsolicited written OLYMPIC Acquisition Proposal, or entering into an agreement with such Person in connection with an OLYMPIC Acquisition Proposal; or (c) recommending such OLYMPIC Acquisition Proposal to its stockholders, if and only to the extent that, in the case of actions referred to in clause (b) or clause (c), such OLYMPIC Acquisition Proposal is a Superior Proposal and FMFK is given at least two (2) business days' prior written notice of the identity of the third party and all material terms and conditions of Superior Proposal to respond to such Superior Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of OLYMPIC from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an OLYMPIC Acquisition Proposal; provided, however, that the Board of Directors of OLYMPIC shall not recommend that the stockholders of OLYMPIC tender their shares in connection with a tender offer except to the extent the Board of Directors of OLYMPIC determines in its good faith judgment that such recommendation is required to comply with the fiduciary duties of the Board of Directors of OLYMPIC to stockholders under applicable law after receiving the advice of outside local counsel.

For purposes of this Agreement, an "OLYMPIC Acquisition Proposal" means, in respect of OLYMPIC, a bona fide proposal for or in respect of (i) a merger, consolidation, business combination, recapitalization, or similar transaction involving OLYMPIC pursuant to which the stockholders of OLYMPIC immediately preceding such transaction would hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by OLYMPIC of assets representing in excess of fifty percent (50%) of the aggregate fair market value of OLYMPIC's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by OLYMPIC), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of OLYMPIC, from a Person that in the reasonable judgment of OLYMPIC's Board of Directors (based on advice from a recognized investment bank, it being recognized for the purposes of this Section 6.4 that McColl Garrella LLC is a recognized investment bank) is financially capable of consummating such proposal.

Section 6.4 Consents of OLYMPIC's and FMFK's Accountants. Each of OLYMPIC and FMFK shall use commercially reasonable efforts to cause its independent accountants to deliver to FMFK a consent, dated the date on which the Registration Statement shall become effective, in form reasonably satisfactory to FMFK and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

Section 6.5 Notification of Certain Matters. Each Agreeing Party shall give prompt notice to the other party of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of an Agreeing Party to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that any of the conditions set forth in Sections 8.1, 8.2 or 8.3 could reasonably be expected to not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants, remedies or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     (a) FMFK shall give prompt notice to OLYMPIC, and OLYMPIC shall give prompt notice to FMFK, of (i) any material failure of FMFK or OLYMPIC, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it set forth in Article 8 hereof or the failure of which would result in either Material Adverse Effect, as the case may be, or
(ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transaction contemplated by this Agreement.

Section 6.6       SEC Filings.

     (a) FMFK will deliver promptly to OLYMPIC true and complete copies of each report, registration statement or statement mailed by it to its security holders generally or filed by it with the SEC, in each case subsequent to the date of this Agreement and prior to the Effective Time. As of their respective dates, such reports, including the consolidated financial statements included therein, and statements (excluding any information therein provided by OLYMPIC, as to which FMFK makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in such reports, (i) shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) shall fairly present the consolidated financial position of FMFK and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

     (b) OLYMPIC will deliver promptly to FMFK true and complete copies of each report, registration statement or statement mailed by it to its security holders generally or filed by it with the SEC, in each case subsequent to the date of this Agreement and prior to the Effective Time. As of their respective dates, such reports, including the consolidated financial statements included therein, and statements (excluding any information therein provided by FMFK or MERGER SUB, as to which OLYMPIC makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in such reports (i) shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) shall fairly present the consolidated financial position of Buyer and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

                                    ARTICLE 7

                    ADDITIONAL COVENANTS OF OLYMPIC AND FMFK

Section 7.1       Preparation of Proxy Statement; Stockholders Meetings.

     (a) As promptly as reasonably practicable following the date hereof, but in no event more than 30 days of the date hereof, OLYMPIC and FMFK shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials that shall constitute the Joint Proxy Statement/Prospectus and FMFK shall prepare and file with the SEC the Form S-4. The Joint Proxy
Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as FMFK's prospectus. Each of OLYMPIC and FMFK shall use reasonable commercial efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of OLYMPIC and FMFK shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments and advise each other of any oral comments with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. The parties shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both OLYMPIC and FMFK, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by a party hereto that are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that OLYMPIC, in connection with a Change in the OLYMPIC Recommendation, and FMFK, in connection with a Change in FMFK Recommendation, may amend or supplement the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such a Change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its board of directors' deliberations and conclusions to be accurately described. OLYMPIC will use reasonable commercial efforts to cause the Joint Proxy Statement/Prospectus to be mailed to OLYMPIC stockholders, and FMFK will use reasonable commercial efforts to cause the Joint Proxy Statement/Prospectus to be mailed to FMFK stockholders, in each case, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party hereto will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the FMFK Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/ Prospectus or the Form S-4. If, at any time prior to the Effective Time, any information relating to OLYMPIC or FMFK or MERGER SUB, or any of their respective affiliates, officers or directors, is discovered by OLYMPIC or FMFK and such information should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of OLYMPIC and FMFK.

     (b) FMFK shall duly take all lawful action to call, give notice of, convene and hold FMFK Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of OLYMPIC and FMFK for the purpose of obtaining FMFK Stockholder Approval and, subject to Section 6.3, shall take all lawful action to solicit FMFK Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, FMFK may adjourn or postpone FMFK Stockholders Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to FMFK's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which FMFK Stockholders Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of FMFK Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of FMFK Stockholders Meeting. The Board of Directors of FMFK shall recommend the approval of the plan of merger contained in this Agreement by the stockholders of FMFK to the effect as set forth in Section 4.3 (the "FMFK Recommendation"), and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to OLYMPIC such recommendation or (ii) take any action or make any statement in connection with FMFK Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in FMFK Recommendation"); provided, however, that the Board of Directors of FMFK may make a Change in FMFK Recommendation pursuant to Section 6.3 hereof. Notwithstanding any Change in FMFK Recommendation, this Agreement shall be submitted to the stockholders of FMFK at FMFK Stockholders Meeting for the purpose of approving and adopting this Agreement and the Merger and nothing contained herein shall be deemed to relieve FMFK of such obligation unless this Agreement shall have first been terminated as set forth in Section 9.2 or Section 9.3.

     (c) OLYMPIC shall duly take all lawful action to call, give notice of, convene and hold OLYMPIC Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of OLYMPIC and FMFK for the purpose of obtaining OLYMPIC Stockholder Approval and, subject to Section 6.4, shall take all lawful action to solicit OLYMPIC Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, OLYMPIC may adjourn or postpone OLYMPIC Stockholders Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to OLYMPIC's shareholders in advance of a vote on the approval of the Merger, the adoption of the Agreement and the approval of the issuance of OLYMPIC Common Stock in the Merger and this Agreement or, if as of the time for which OLYMPIC Stockholders Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of OLYMPIC Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of OLYMPIC Stockholders Meeting. The Board of Directors of OLYMPIC shall recommend the approval of this Agreement and the Merger by the stockholders of OLYMPIC as set forth in Section 5.3 (the "OLYMPIC Recommendation"), and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to FMFK such recommendation or (ii) take any action or make any statement in connection with OLYMPIC Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the OLYMPIC Recommendation"); provided, however, that the Board of Directors of OLYMPIC may make a Change in the OLYMPIC Recommendation pursuant to Section 6.4 hereof. Notwithstanding any Change in the OLYMPIC Recommendation, this Agreement shall be submitted to the stockholders of OLYMPIC at OLYMPIC Stockholders Meeting for the purpose of approving and adopting this Agreement and the Merger and nothing contained herein shall be deemed to relieve OLYMPIC of such obligation unless this Agreement shall have first been terminated as set forth in Section 9.2 or Section 9.3.

Section 7.2       Intentionally Omitted.

Section 7.3 Access to Information. Upon reasonable notice, each of OLYMPIC and FMFK shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours and during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, each of OLYMPIC and FMFK shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of U.S. federal or state securities laws or any other regulatory law, as applicable (other than documents that such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either OLYMPIC or FMFK may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any governmental entity applicable to it or any contract requires it or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party. Each of OLYMPIC and FMFK will hold any information obtained pursuant to this Section 7.3 in confidence. Any investigation by either OLYMPIC or FMFK shall not affect the representations and warranties of the other.

Section 7.4       Reasonable Commercial Efforts.

     (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all necessary consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party, any governmental entity and/or self-regulatory body (including without limitation the NASD) in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the "Required Approvals") and (ii) taking all reasonable steps as may be necessary to obtain all such Required
Approvals. In furtherance and not in limitation of the foregoing, each of OLYMPIC and FMFK agrees, to the extent not already accomplished (i) to make, as promptly as practicable, all necessary filings with governmental entities and/or self-regulatory body (including without limitation the NASD) relating to the Merger and the other transactions contemplated by this Agreement, and, to supply as promptly as practicable any additional information or documentation that may be requested pursuant to such laws or by such governmental entities or any other applicable regulatory law and the receipt of Required Approvals under such other laws or from such governmental entities as soon as practicable and (ii) not to extend any waiting period under any applicable regulatory law, except with the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary in this Agreement, neither OLYMPIC nor FMFK nor any of their respective Subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest or agree to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on FMFK (assuming the Merger has been consummated) or to substantially impair the benefits to OLYMPIC and FMFK expected, as of the date hereof, to be realized from consummation of the Merger, and neither OLYMPIC or FMFK shall be required to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the Merger.

     (b) Each of FMFK and OLYMPIC shall, in connection with the efforts referenced in Section 7.4(a) to obtain all Required Approvals, use its reasonable commercial efforts to: (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) subject to applicable law, permit the other party to review in advance any proposed written communication between it and any governmental entity; (iii) promptly inform each other of (and, at the other party's reasonable request, supply to such other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to any governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iv) consult with each other in advance to the extent practicable of any meeting or conference with any governmental entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by such applicable governmental entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

     (c) In furtherance and not in limitation of the covenants of the parties hereto contained in Section 7.4(a) and 7.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable regulatory law of the United States, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a governmental entity that would make the Merger or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the other transactions contemplated hereby, each of FMFK and OLYMPIC shall cooperate in all respects with each other and use its respective reasonable commercial efforts, including, subject to
Section 7.4(a), selling, holding separate or otherwise disposing of or conducting their business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner or permitting the sale, holding separate or other disposition of, any assets of OLYMPIC, FMFK or their respective Subsidiaries or the conducting of their business in a specified manner, to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.4 shall limit a party's right to terminate this Agreement pursuant to Section 9.1(b) or Section 9.1(c) so long as such party hereto has up to then complied with its obligations under this Section 7.4.

     (d) Each of OLYMPIC and FMFK and MERGER SUB and their respective Boards of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

Section 7.5 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the Merger, OLYMPIC and FMFK will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, the rules and regulations of the SEC, the NASD or the OTC.

Section 7.6 Notification of Certain Matters. Each of FMFK and OLYMPIC shall give prompt notice to the other party of (a) any notice of, or other communication relating to, a breach of this Agreement or event which, with notice or lapse of time or both, would become a breach, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract to which it or any of its Subsidiaries is a party or it, any of its Subsidiaries or any of its or their respective properties is subject, which breach would be reasonably likely to have a Material Adverse Effect on it, or
(b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

Section 7.7 Expenses. Except as set forth in Section 9.5, OLYMPIC and FMFK shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all Third Party Expenses, except that expenses incurred in printing, mailing and filing (including without limitation, SEC filing fees and stock exchange listing application fees) the Form S-4 and the Joint Proxy Statement/Prospectus shall be shared equally by FMFK and OLYMPIC.

Section 7.8 Affiliates. Section 7.8 of the Disclosure Schedule contains a complete and accurate list of those persons who may be deemed to be, in OLYMPIC's reasonable judgment, "affiliates" of OLYMPIC within the meaning of Rule 145 promulgated under the Securities Act (each, a "OLYMPIC Affiliate" and collectively, the "OLYMPIC Affiliates"). OLYMPIC shall provide FMFK with such information and documents as FMFK reasonably requests for purposes of reviewing such list. OLYMPIC shall use commercially reasonable efforts to cause each person who is identified as an "affiliate" in the Disclosure Schedule to deliver to FMFK, prior to the Effective Time, a written agreement in a form attached hereto as Exhibit B pursuant to which they will confirm their obligations under SEC Rule 145 as an "affiliate."

Section 7.9 OTC Listing. If but only if required by the OTC, FMFK shall promptly prepare and submit to the OTC an application or other notice covering the shares of FMFK Common Stock issuable in the Merger and upon exercise of OLYMPIC Warrants, OLYMPIC Options and OLYMPIC Series A Preferred Stock, and shall use commercially reasonable efforts to obtain, prior to the Effective Time, approval (if required) for the listing of such FMFK Common Stock, subject to official notice of issuance, if applicable.

Section 7.10      Indemnification.

     (a) For a period of six years after the Effective Time, FMFK will cause the Surviving Corporation to indemnify, defend and hold harmless each present and former director and officer of OLYMPIC (when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that OLYMPIC would have been permitted under the DGCL and its certificate of incorporation, bylaws and other agreements in effect on the date hereof to indemnify such Person. FMFK shall, and shall cause Surviving Corporation, to cooperate in the defense of any such matter, and, in the event that any claim or claims for indemnification are asserted or made within such six-year period all rights to indemnification in respect to any such claim or claims shall continue until the final disposition of any and all such claims.

     (b) FMFK shall procure, and will cause Surviving Corporation to, fund and maintain continuing directors and officers liability insurance coverage for a period not to exceed six years after the Effective Time (the "Coverage") in respect of acts or omissions occurring on or prior to the Effective Time covering each Indemnified Party currently covered by OLYMPICS's officers and directors liability insurance policy in an amount and upon terms substantially equivalent, but not superior, to such insurance of OLYMPIC in effect as of the date hereof, , provided, in no event shall FMFK be required to pay aggregate premiums for insurance under this section in excess of 200% of the aggregate premiums paid by OLYMPIC in 2004.

     (c) FMFK shall pay all expenses, including reasonable attorneys fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 7.10 to the extent that such Indemnified Party is determined to be entitled to indemnification under this
Section 7.10.

   (d) The provisions of this Section 7.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

     (e) In the event FMFK or Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of FMFK or Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 7.10.

Section 7.11 Registration Rights. As soon as practicable after the Effective Date, FMFK shall prepare and file a registration statement with the SEC under the Securities Act for the resale of FMFK Securities, previously issued to securityholders of OLYMPIC who had , in connection with the prior issuance, previously been granted registration rights by OLYMPIC, which rights are summarized on Schedule 7.11 annexed hereto.

                                    ARTICLE 8

                            CONDITIONS TO THE MERGER

Section 8.1 Conditions to the Obligations of Each Party. The obligations of FMFK, OLYMPIC and MERGER SUB to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) at or prior to the Closing of the following conditions:

     (a) OLYMPIC shall have obtained OLYMPIC Stockholder Approval and FMFK shall have obtained FMFK Stockholder Approval;

     (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger;

     (c) All required approvals, applications or notices with governmental entities and/or self-regulatory agencies shall have been obtained, including, without limitation, the NASD (the "Approvals"), except those Approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OLYMPIC or FMFK;

     (d) The Form S-4 shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

     (e) The shares of FMFK Common Stock to be issued in the Merger shall have been approved for listing on the OTC, subject to official notice of issuance, if required and FMFK shall have obtained approval, in accordance with the NJBCA, to increase its authorized shares of Common Stock to allow for the issuance of the Merger Consideration and the Proposed Financing;

     (f) As of the Closing Date, to be effective as of the Effective Time, (i) the Board of Directors of FMFK will consist of Messrs. Mark Goldwasser, Victor Kurylak, two other designees of each of OLYMPIC and FMFK and one other mutually agreed upon designee, who shall serve as chairman (and who shall not be any one of the four named foregoing persons), (ii) the Board of Directors of the FMFK Subsidiaries (including the Surviving Corporation and its subsidiaries) shall consist of Messrs. Mark Goldwasser and Victor Kurylak, (iii) except as set forth in Section 3.4, the officers of OLYMPIC and the OLYMPIC Subsidiaries (including the Surviving Corporation and its subsidiaries) shall consist of those persons who are officers of such entities as of the Effective Date, except that Robert Daskal shall be the Chief Financial Officer of OLYMPIC;

     (g) OLYMPIC and/or FMFK shall have successfully consummated a financing (of equity, debt or a combination thereof) or series of related financing between the date of this Agreement and the Effective Date of no less than $4 million of gross proceeds in the aggregate upon terms mutually acceptable to them (the "Proposed Financing");

     (h) FMFK shall have entered into written employment agreements with Messrs. Victor Kurylak and Mark Goldwasser in form and substance mutually agreeable, which employment agreements shall (x) other than their specific titles, be identical on all terms and conditions and (y) specify that neither shall report to each other, but only to the Board of Directors of FMFK;

     (i) No office of either National or FMSC conducting securities brokerage business with (i) revenues that constitute more than 10% of the consolidated revenues of OLYMPIC or FMFK, respectively, in the most recent fiscal quarter or
(ii) registered representatives representing more than 10% of the total registered representatives of National or FMSC, respectively, terminated their employment or affiliation with National or FMSC, as the case may be;

   (j) FMFK shall have entered into a separation and release agreement with Mr. Herb Kurinsky pursuant to which Mr. Kurinsky shall have terminated his employment agreement and status as a director with FMFK in form and substance reasonably acceptable to OLYMPIC and FMFK; and

     (k) Each of the Agreeing Parties' respective clearing firms shall have agreed that the transactions contemplated by this Agreement do not trigger acceleration of indebtedness thereunder or shall otherwise modify their existing clearing arrangements to consolidate same or made such other arrangements reasonably acceptable to OLYMPIC and FMFK shall have agreed to continue to provide clearing services to National and FMSC following the Merger upon terms acceptable to FMFK.

Section 8.2 Conditions to the Obligations of OLYMPIC. The obligations of OLYMPIC to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

     (a) (i) FMFK and MERGER SUB shall have performed in all material respects all of its obligations and covenants hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of FMFK and MERGER SUB contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made on the Closing Date (provided that any such representation and warranty made as of a specific date shall be true and correct as of such specific date), and (iii) OLYMPIC shall have received a certificate signed by the chief executive officer of FMFK and MERGER SUB to the foregoing effect;

     (b) FMFK and its Subsidiaries shall have received all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, investment advisory agreements, licenses or leases set forth in Section 4.5 of FMFK Disclosure Schedule, except those consents, waivers or approvals the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMFK;

     (c) There shall not be pending any suit, proceeding or investigation: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (ii) relating to the Merger and seeking to obtain from OLYMPIC or any of its Subsidiaries any damages that may be material to OLYMPIC; (iii) seeking to prohibit or limit in any material respect FMFK'S ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (iv) which, if adversely determined could have a Material Adverse Effect on FMFK or OLYMPIC;

     (d) There shall have not occurred any event or change since the date of the Agreement that has had or could reasonably be expected to have a Material Adverse Effect on FMFK; and

     (e) FMFK shall have received from Capitalink, L.C. an opinion as to the fairness to FMFK from a financial point of view of the consideration to be offered to the holders of OLYMPIC Shares as Merger Consideration in connection with the transactions contemplated hereby.

Section 8.3 Conditions to the Obligations of FMFK and MERGER SUB. The obligation of FMFK and MERGER SUB to consummate the Merger is subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

     (a) OLYMPIC shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of OLYMPIC contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made on the Closing Date (provided that any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies that individually or in the aggregate do not have a Material Adverse Effect on OLYMPIC as of the Closing Date and except for changes contemplated by this Agreement, and (iii) FMFK shall have received a certificate signed by the chief executive officer of OLYMPIC to the foregoing effect;

     (b) OLYMPIC shall have received all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth in Section 5.5 of the OLYMPIC Disclosure Schedule, except those consents, waivers or approvals the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OLYMPIC;

     (c) There shall not be pending any suit, proceeding or investigation: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (ii) relating to the Merger and seeking to obtain from FMFK or any of its Subsidiaries any damages that may be material to FMFK; (iii) seeking to prohibit or limit in any material respect FMFK's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (iv) which, if adversely determined could have a Material Adverse Effect on FMFK or OLYMPIC.

     (d) There shall have not occurred any event or change since the date of the Agreement that has had or could reasonably be expected to have a Material Adverse Effect on OLYMPIC; and

     (e) OLYMPIC shall have received from McColl Garella LLC an opinion as to the fairness to OLYMPIC from a financial point of view of the consideration to be offered by OLYMPIC in connection with the transactions contemplated hereby; and

     (f) FMFK shall have received reasonably acceptable documentation relating to the termination of OLYMPIC's stock option plans and releases from all participants in such plan. Article 9

                                    ARTICLE 9

                                   TERMINATION

Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of FMFK or OLYMPIC:

     (a) by mutual consent of OLYMPIC and FMFK; or

     (b) by either OLYMPIC or FMFK if the Merger shall not have been consummated on or before October 31, 2005 (the "End Date"), which date may be extended by mutual written consent of the parties hereto; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement; or

     (c) by either OLYMPIC or FMFK, if any governmental entity shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have used commercially reasonable efforts to avoid, remove or lift such order, decree or ruling; or

     (d) by either OLYMPIC or FMFK, if either FMFK Stockholder Approval or OLYMPIC Stockholder Approval has not been obtained by reason of the failure to obtain the required vote at FMFK Stockholder Meeting or OLYMPIC Stockholder Meeting as applicable; or

     (e) by either OLYMPIC or FMFK, if more than 5% of the outstanding shares of either FMFK common shares or OLYMPIC common shares having properly demanded appraisal rights;

     (f) by either OLYMPIC or FMFK, if the NASD does not approve the change of control of either National or FMSC, or if such change of control would be approved, the NASD would assess or impose fines, penalties or similar required payments of $250,000 or more.

Section 9.2 Termination by OLYMPIC. This Agreement may be terminated by action of the Board of Directors of OLYMPIC, at any time prior to the Effective Time, before or after FMFK Stockholder Approval, if: (a) FMFK shall have failed to comply in any material respect with any of the covenants or agreements contained in Article 2, Article 6 and Article 7 of this Agreement to be complied with or performed by FMFK at or prior to such date of termination; provided, however, that if such failure to comply is capable of being cured prior to the End Date, such failure shall not have been cured within thirty (30) days of delivery to FMFK of written notice of such failure; (b) there exists a breach or breaches of any representation or warranty of FMFK contained in this Agreement such that the closing condition set forth in Section 8.2(a) would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the End Date, such breaches shall not have been cured within thirty (30) days of delivery to FMFK of written notice of such breach or breaches; (c) the Board of Directors of OLYMPIC authorizes OLYMPIC, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal with respect to OLYMPIC and OLYMPIC notifies FMFK in writing in accordance with Section 6.4 that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice and (ii) FMFK upon such termination pursuant to this clause (c) pays to OLYMPIC in immediately available funds the fees required to be paid pursuant to Section 9; or (d) a FMFK Triggering Event (as defined below) shall have occurred.

     For the purposes of this Agreement, a "FMFK Triggering Event" shall be deemed to have occurred if: (a) there shall have occurred a Change in FMFK Recommendation; (b) FMFK shall have failed to include in the Joint Proxy
Statement/Prospectus the recommendation of the Board of Directors of FMFK in favor of the adoption and approval of the Agreement and the approval of the Merger; (c) the Board of Directors of FMFK or any committee thereof shall have approved or recommended any Superior Proposal with respect to FMFK; or (d) a tender or exchange offer relating to securities of FMFK shall have been commenced by a Person unaffiliated with OLYMPIC and FMFK shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that FMFK recommends rejection of such tender or exchange offer.

Section 9.3 Termination by FMFK. This Agreement may be terminated at any time prior to the Effective Time, before or after the approval by the stockholders of FMFK, by action of the Board of Directors of FMFK, if: (a) OLYMPIC shall have failed to comply in any material respect with any of the covenants or agreements contained in Article 2, Article 6 and Article 7 of this Agreement to be complied with or performed by OLYMPIC at or prior to such date of termination; provided, however, that if such failure to comply is capable of being cured prior to the End Date, such failure shall not have been cured within thirty (30) days of delivery to OLYMPIC of written notice of such failure; (b) there exists a breach or breaches of any representation or warranty of OLYMPIC contained in this Agreement such that the closing condition set forth in Section 8.3(a) would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the End Date, such breaches shall not have been cured within thirty (30) days of delivery to OLYMPIC of written notice of such breach or breaches; (c) (i) the Board of Directors of FMFK authorizes FMFK, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal with respect to FMFK and FMFK notifies OLYMPIC in writing in accordance with Section
6.3 that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice and (ii) FMFK upon such termination pursuant to this clause (c) pays to OLYMPIC in immediately available funds the fees required to be paid pursuant to Section 9.5, or (d) an OLYMPIC Triggering Event shall have occurred.

     For the purposes of this Agreement, an "OLYMPIC Triggering Event" shall be deemed to have occurred if: (a) there shall have occurred a Change in the OLYMPIC Recommendation; (b) OLYMPIC shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the Board of Directors of OLYMPIC in favor of the adoption and approval of the Agreement and the approval of the Merger (c) the Board of Directors of OLYMPIC or any committee thereof shall have caused OLYMPIC to enter into, or recommended that OLYMPIC stockholders approve and adopt, any OLYMPIC Acquisition Proposal; or (d) a tender or exchange offer relating to securities of OLYMPIC shall have been commenced by a Person unaffiliated with FMFK and OLYMPIC shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that OLYMPIC recommends rejection of such tender or exchange offer.

Section 9.4 Procedure for Termination. In the event of termination by OLYMPIC or FMFK pursuant to this Article 9, written notice thereof shall forthwith be given to the other, which notice shall state, in reasonable detail, the reason for such termination.

Section 9.5 Effect of Termination. In the event of termination of this Agreement pursuant to this Article 9, this Agreement shall forthwith become null and void, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in this Section 9.5 and Section 7.7 hereof, and except to the extent that such termination results from willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in Agreement in which case such party shall be liable for all resulting liabilities or damages. In the event of (i) a termination by OLYMPIC for the failure by FMFK to obtain the FMFK Stockholder Approval under Section 9.1(d) hereof or (ii) a termination by OLYMPIC pursuant to Section 9.2(d) hereof or (iii) a termination by FMFK pursuant to Section 9.3(c), FMFK shall pay to OLYMPIC an amount equal to Three Hundred Thousand Dollars ($300,000), and which amount shall represent the entire amount that OLYMPIC is entitled to receive with respect to such expenses, including, but not limited to, fees and expenses of OLYMPIC's counsel, accountants and financial advisors ("OLYMPIC Expenses"). In the event (i) of a termination by FMFK for the failure by OLYMPIC to obtain the OLYMPIC Stockholder Approval under Section 9.1(d) hereof or (ii) a termination by OLYMPIC pursuant to Sections 9.2 (d) or (iii) a termination by OLYMPIC pursuant to Section 9.2(c) hereof, OLYMPIC shall pay to FMFK an amount equal to Three Hundred Thousand Dollars ($300,000), and which amount shall represent the entire amount that FMFK is entitled to receive with respect to such expenses, including, but not limited to, fees and expenses of FMFK's counsel, accountants and financial advisors ("FMFK Expenses").

                                   ARTICLE 10

                                  MISCELLANEOUS

Section 10.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered (i) personally or (ii) sent by certified mail, postage prepaid, or (iii) by facsimile (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or (iv) by overnight courier service, as follows:

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

         If to OLYMPIC or OLD SUB to:

                  Olympic Cascade Financial Corporation
                  120 Broadway
                  27th Floor
                  New York, New York 10271
                  Facsimile: 212-417-8010
                  Attention:  Mark Goldwasser
                  President and Chief Executive Officer

         with a copy to:

                  Littman Krooks LLP
                  655 Third Avenue, 20th Floor
                  New York, NY 10017
                  Facsimile: 212-490-2990
                  Attention: Mitchell C. Littman, Esq.

         If to FMFK or MERGER SUB to:

                  First Montauk Financial Corp.
                  Parkway 109 Office Center
                  328 Newman Springs Road
                  Red Bank, NJ 07701
                  Facsimile: 732-842-9047
                  Attention:  Victor Kurylak
                  Chief Executive Officer

         with a copy to:

                  Goldstein & DiGioia, LLP
                  45 Broadway, 11th Flour
                  New York NY 10016
                  Attention: Victor J. DiGioia , Esq.
                  Facsimile:212-557-0295

Notice shall be deemed effective when actually delivered at the recipient's address in accordance with the foregoing.

Section 10.2 Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

Section 10.3      Amendments; No Waivers.

     (a) Any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by FMFK, OLYMPIC and MERGER SUB, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of FMFK, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of FMFK, or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of FMFK.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 10.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that MERGER SUB may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve MERGER SUB of its obligations hereunder.

Section 10.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of law.

Section 10.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the state or federal court of the State of Delaware, and each of the parties hereby consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 10.6 shall be deemed effective service of process on such party.

Section 10.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts and by facsimile, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 10.9 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Except as expressly provided in Section 7.10(d), no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies. This Agreement supercedes and terminates in full the Original Agreement.

Section 10.10 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 10.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, all as of the date first above written.


                                 OLYMPIC CASCADE FINANCIAL CORPORATION



                                 By: /s/ Mark Goldwasser
                                    --------------------------------------------
                                    Name: Mark Goldwasser
                                    Title: President and Chief Executive Officer


                                 FIRST MONTAUK FINANCIAL CORP.



                                 By: /s/ Victor K. Kurylak
                                    --------------------------------------------
                                    Name: Victor K. Kurylak
                                    Title: Chief Executive Officer

                                 OLY ACQUISITION CORP.



                                 By: /s/ Victor K. Kurylak
                                    --------------------------------------------
                                    Name:  Victor K. Kurylak
                                    Title: Chief Executive Officer







      [Signature Page to Amended and Restated Agreement and Plan of Merger]

EXHIBIT A-1

                        FMFK STOCKHOLDER VOTING AGREEMENT

                                   EXHIBIT A-2

                      OLYMPIC STOCKHOLDER VOTING AGREEMENT

                                    EXHIBIT B

                               AFFILIATE AGREEMENT